UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Trimble Navigation Limited
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED FEBRUARY 29, 2016

TRIMBLE NAVIGATION LIMITED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 2, 2016

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (“Annual Meeting”) of Trimble Navigation Limited (the “Company”) will be held at 945 Stewart Drive, Sunnyvale, California 94085 in the Orion Conference Room, on Monday, May 2, 2016, at 5:30 p.m. local time, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To hold an advisory vote on approving the compensation for our Named Executive Officers.

3.	To ratify the appointment of Ernst & Young LLP as the independent auditor of the Company for the current fiscal year ending December 30, 2016.

4.	To approve the reincorporation of the Company from California to Delaware.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only shareholders of record at the close of business on March 10, 2016 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to vote via the Internet or by telephone or, if you requested to receive printed proxy materials, by mailing a proxy, in accordance with the detailed instructions on your proxy card. Any shareholder attending the meeting may vote in person even if such shareholder previously voted via the Internet, by telephone or by returning a proxy.

As in prior years, we are using the U.S. Securities and Exchange Commission’s “notice and access” rules that allow companies to furnish proxy materials to their shareholders primarily over the Internet. This means most of our shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet and vote online. We believe that this process should expedite shareholders’ receipt of proxy materials, lower the costs of our Annual Meeting, and help reduce the environmental impact of our Annual Meeting.

On approximately March [●], 2016, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a notice of internet availability of proxy materials (“Notice”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice also included instructions on how to receive a paper copy of our Annual Meeting materials, including the notice of Annual Meeting, proxy statement and proxy card. If you received your Annual Meeting materials by mail, the notice of Annual Meeting, proxy statement, and proxy card from our Board of Directors were enclosed. If you received your Annual Meeting materials via e-mail, the e-mail contained voting instructions and links to the annual report and the proxy statement on the Internet, which are both available at http://investor.trimble.com/annuals.cfm.

Sunnyvale, California March [●], 2016	For the Board of Directors, Ulf J. Johansson Chairman of the Board

TRIMBLE NAVIGATION LIMITED

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

May 2, 2016

The enclosed proxy is solicited on behalf of the board of directors (“Board of Directors”) of Trimble Navigation Limited, a California corporation (the “Company”), for use at the Company’s annual meeting of shareholders (“Annual Meeting”), to be held at 945 Stewart Drive, Sunnyvale, California 94085 in the Orion Conference Room, on Monday, May 2, 2016, at 5:30 p.m. local time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

The Company’s principal executive offices are located at 935 Stewart Drive, Sunnyvale, California 94085. The telephone number at that address is (408) 481-8000.

A copy of the Company’s annual report on Form 10-K may be obtained by sending a written request to the Company’s Investor Relations Department at 935 Stewart Drive, Sunnyvale, California 94085. Full copies of the Company’s annual report on Form 10-K for the 2015 fiscal year, and proxy statement, each as filed with the Securities and Exchange Commission (“SEC”) are available via the Internet at the Company’s web site at http://investor.trimble.com/annuals.cfm.

Shareholders may obtain directions to attend the Annual Meeting by contacting the Company by phone at (408) 481-8000.

General directions to the Annual Meeting are as follows:

From San Francisco:

Take U.S. Route 101 South toward San Jose; take exit 394 for Lawrence Expressway south; turn right on east Duane Ave; turn left at the traffic signal onto Stewart Drive and proceed to 945 Stewart Drive.

From San Jose:

Take U.S. Route 101 North to Lawrence Expressway; take exit 394 for Lawrence Expressway south; turn right on east Duane Ave; turn left at the traffic signal onto Stewart Drive and proceed to 945 Stewart Drive.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under the “notice and access” rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. As a result, on or about March [●], 2016, we mailed our shareholders a notice of internet availability of proxy materials (“Notice”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone. The Notice is not a proxy card and cannot be used to vote your shares.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help minimize the environmental impact of the Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

Shareholders of record at the close of business on March 10, 2016 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding [●] shares of common stock, without par value (“Common Stock”).

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attn: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or over the Internet) or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting

Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters, and shareholders may cumulate such votes in the election of directors, as described below. An automated system administered by the Company’s agent tabulates the votes.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting at the Annual Meeting and the presence or absence of a quorum. The required quorum is a majority of the shares outstanding on the Record Date. Abstentions and broker non-votes have no effect on Item 1 (Election of Directors). In the case of Item 2 (Advisory Vote on Compensation) and Item 3 (Approval of Auditors), abstentions and broker non-votes have no effect on determining whether the affirmative vote constitutes a majority of the shares present and voting at the Annual Meeting in person or by proxy. Approval of these other items also requires the affirmative vote of a majority of the shares necessary to constitute a quorum, however, and therefore abstentions and broker non-votes could prevent the approval of these other items because they do not count as affirmative votes. In the case of Item 4 (Reincorporation), the affirmative vote of a majority of the outstanding shares of common stock is required to approve the reincorporation of the Company from California to Delaware, and abstentions and broker non-votes will not count as affirmative votes.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular item because the nominee does not have discretionary voting power with respect to that item and has not received instructions with respect to that item from the beneficial owner, despite voting on at least one other item for which it does have discretionary authority or for which it has received instructions. If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions, under the rules that govern brokers who are record owners of shares that are held in street name for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. Items 1, 2 and 4 are non-routine matters. Item 3 is a routine matter.

Voting via the Internet or by Telephone

Shareholders may vote by submitting proxies electronically either via the Internet or by telephone or, if they request paper copies of the proxy materials, they may complete and submit a paper version of the proxy card. Please note that there are separate arrangements for voting via the Internet and by telephone depending on whether shares are registered in the Company’s stock records directly in a shareholder’s name or whether shares are held in the name of a brokerage firm or bank. Detailed electronic voting instructions can be found on the Notice mailed to each shareholder.

In order to allow individual shareholders to vote their shares and to confirm that their instructions have been properly recorded, the Internet and telephone voting procedures have been designed to authenticate each shareholder’s identity. Shareholders voting via the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that will be borne solely by the individual shareholder.

Voting in Person

Registered Shareholders

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., Inc., you are considered to be the registered shareholder with respect to those shares. A Notice for registered shareholders was mailed directly to you by our mailing agent, Broadridge Investor Communications, Inc. Registered shareholders have the right to vote in person at the meeting.

Beneficial Shareholders

If your shares are held in a brokerage account or by another nominee, you are considered to be a beneficial shareholder of those shares. A Notice for beneficial shareholders was forwarded to you together with voting instructions. In order to vote in person at the Annual Meeting, beneficial shareholders must obtain a “legal proxy” from the broker, trustee or nominee that holds their shares. Without a legal proxy, beneficial owners will not be allowed to vote in person at the Annual Meeting.

Solicitation of Proxies

The entire cost of this proxy solicitation will be borne by the Company. The Company has retained the services of Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to solicit proxies, for which services the Company has agreed to pay approximately $7,000 as well as a solicitation charge per shareholder in the event individual holders are solicited. In addition, the Company will also reimburse certain out-of-pocket expenses in connection with such proxy solicitation. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers, and regular employees, without additional compensation, personally or by telephone, or facsimile.

Deadline for Receipt of Shareholder Proposals for 2017 Annual Meeting

Shareholders are entitled to present proposals for action at future shareholder meetings of the Company if they comply with the requirements of the appropriate proxy rules and regulations promulgated by the SEC.

Proposals of shareholders which are intended to be considered for inclusion in the Company’s proxy statement and form of proxy related to the Company’s 2017 annual meeting of shareholders must be received by the Company at its principal executive offices (Attn: Corporate Secretary—Shareholder Proposals, Trimble Navigation Limited at 935 Stewart Drive, Sunnyvale, California 94085) no later than November [●], 2016. Shareholders interested in submitting such a proposal are advised to retain knowledgeable legal counsel with regard to the detailed requirements of the applicable securities laws. The timely submission of a shareholder proposal to the Company does not guarantee that it will be included in the Company’s applicable proxy statement.

In addition, if the Company is not notified at its principal executive offices of a shareholder proposal at least 45 days prior to the one year anniversary of the mailing of the Notice, which is February [●], 2017, then such proposal shall be deemed “untimely” and, therefore, the proxy holders for the Company’s 2017 annual meeting of shareholders will have the discretionary authority to vote against any such shareholder proposal if it is properly raised at such annual meeting, even though such shareholder proposal is not discussed in the Company’s proxy statement related to that shareholder meeting.

In the event that Item 4 (Reincorporation) is approved, under the Company’s bylaws that would then be in effect, stockholders who wish to offer proposals to be considered for inclusion in the Company’s proxy statement will be required to send notice to the Company with information concerning the proposal, the stockholder giving such notice, and any beneficial owner on whose behalf the proposal is made, as specified in the bylaws, which notice in order to be timely must be received by the Company not earlier than January 2, 2017 and not later than February 1, 2017, except if the annual meeting for 2017 is called for a date earlier than April 2, 2017 or later than June 2, 2017, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting for 2017 is mailed or the date the Company announces the date of the annual meeting for 2017, whichever occurs first. Stockholders who wish to nominate one or more candidates for election as a director will be required to send notice to the Company with the information and undertakings concerning the nominee, the stockholder giving such notice, and any beneficial owner on whose behalf the nomination is made, as specified in the bylaws, which notice in order to be timely must be received by the Company not earlier than January 2, 2017 and not later than February 1, 2017, except if the annual meeting for 2017 is called for a date earlier than April 7, 2017 or later than May 27, 2017, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting for 2017 is mailed or the date the Company announces the date of the annual meeting for 2017, whichever occurs first.

The proxy card provided in conjunction with this proxy statement, to be used in connection with the 2016 Annual Meeting, grants the proxy holder discretionary authority to vote on any matter otherwise properly raised at such Annual Meeting.

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ITEM 1

ELECTION OF DIRECTORS

Nominees

A board of eight directors is to be elected at the Annual Meeting. The Board of Directors of the Company has authorized the nomination at the Annual Meeting of the persons named below as candidates. All nominees currently serve on the Board of Directors. Each of the directors, except for Mr. Berglund, are independent directors as defined by Rule 5605(a)(2) of the NASDAQ Stock Market (“NASDAQ”) Marketplace Rules. Each of the director nominees listed below was elected to be a director at the Company’s 2015 annual meeting of shareholders.

The names of the nominees and certain information about them, as of the Record Date, are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Steven W. Berglund	64	President and Chief Executive Officer of the Company	1999
Börje Ekholm (1)	53	President and Chief Executive Officer of Patricia Industries	2015
Merit E. Janow (3)	57	Dean of the Faculty, School of International and Public Affairs, Columbia University	2008
Ulf J. Johansson (2) (3)	70	Business Consultant	1999
Ronald S. Nersesian (1) (3)	56	President and Chief Executive Officer, Keysight Technologies	2011
Mark S. Peek (2)	58	Chief Financial Officer, Workday, Inc.	2010
Nickolas W. Vande Steeg (1) (2)	73	Venture Capital Investor and Business Consultant	2003
Kaigham (Ken) Gabriel	60	President and Chief Executive Officer of The Charles Stark Draper Laboratory	2015
(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Corporate Governance Committee

Steven W. Berglund has served as president and chief executive officer of Trimble since March 1999. Prior to joining Trimble, Mr. Berglund was president at Spectra Precision, a group within Spectra Physics AB. Mr. Berglund’s business experience includes a variety of senior leadership positions with Spectra Physics and manufacturing and planning roles at Varian Associates. He began his career as a process engineer at Eastman Kodak. He attended the University of Oslo and the University of Minnesota where he received a B.S. in chemical engineering. Mr. Berglund received his M.B.A. from the University of Rochester. He is a member of the board of directors of the Silicon Valley Leadership Group and a member of the board of trustees of World Educational Services. He is also a member of the construction sector board of the Association of Equipment Manufacturers. In December 2013, Mr. Berglund was appointed to the board of directors and compensation committee of Belden Inc., a global provider of end-to-end signal transmission solutions.

Mr. Berglund is qualified to serve as director of the Company because of his intimate knowledge and understanding of the Company’s business and operations, resulting from his service as director, president and chief executive officer of the Company since 1999. In addition, Mr. Berglund brings to the Board of Directors extensive industry experience.

Börje Ekholm was appointed to the Board of Directors in 2015. Since May 2015, Mr. Ekholm has served as chief executive officer of Patricia Industries, a unit of Investor AB. Mr. Ekholm was president and chief executive officer of Investor AB from September 2005 to May 2015. Mr. Ekholm joined Investor AB in 1992 as an associate in the company’s corporate finance department. From 1995 to 1997, he founded and managed Novare Kapital, an early stage venture capital company owned by Investor AB. From 1997 until August 2005, he was responsible for all Private Equity Investment activities within Investor AB and was also head of Investor Growth Capital, Investor AB’s wholly owned venture capital arm. Mr. Ekholm was a member of Investor AB’s Management Group from 1997 to 2015. Mr. Ekholm is chairman of the board of Nasdaq and the KTH Royal Institute of Technology. Other board assignments include Alibaba Group and Telefonaktiebolaget LM Ericsson. He also serves on the board of trustees at Choate Rosemary Hall. Mr. Ekholm has a Master of Business Administration from INSEAD, France and holds a Master of Science in Electrical Engineering from the Royal Institute of Technology in Stockholm.

Mr. Ekholm is qualified to serve as director of the Company because he brings a valuable combination of operational and financial management expertise, particularly in the area of venture capital, through his experience serving as president and chief executive officer of Patricia Industries and Investor AB, and manager of Novare Kapital. In addition, Mr. Ekholm brings management expertise from a diverse range of industries and organizations through serving as chairman of the board of Nasdaq OMX and a director of Alibaba Group, Telefonaktiebolaget LM Ericsson and the KTH Royal Institute of Technology.

Merit E. Janow was appointed to the Board of Directors in 2008. Professor Janow has been a professor at Columbia University’s School of International and Public Affairs (SIPA) since 1994. She has had a number of leadership positions at the University and became Dean of the Faculty at SIPA in July 2013. Previously, she directed the program in international finance and economic policy. Professor Janow regularly teaches advanced courses in international trade, World Trade Organization (WTO) law, and comparative antitrust at Columbia Law School, and international economic policy and China in the Global Economy at SIPA. She has published numerous articles and several books on international trade and economic matters. Professor Janow has had several periods of public service: she served as one of seven members of the WTO’s Appellate Body from 2003-2007, she served as the Executive Director of an international antitrust advisory committee to the attorney general from 1997-2000, and Deputy Assistant U.S. Trade Representative for Japan and China from 1990-1993. In May 2005, Professor Janow was elected to the board of directors of the Nasdaq Stock Market, Inc. She now serves on the board of directors of the Nasdaq Stock Markets LLC of the Nasdaq OMX Group. Since 2001, Professor Janow has served on the board of directors of a cluster of the American Funds family comprising the Capital Income Builder (CIB) Fund, the World Growth and Income (WGI) Fund and the New Economy Fund (NEF). In 2007, she joined the board of another fund cluster of the American Funds family, the American Funds Insurance Series (AFIS), the American Fund Target Date Retirement Fund (AFTD) and the Fixed Income (FI) Fund. In June 2014, she joined the Board of Mastercard. Professor Janow holds a B.A. in Asian Studies from the University of Michigan and a J.D. from Columbia Law School where she was a Stone Scholar.

Professor Janow is qualified to serve as director of the Company based on her extensive knowledge and experience in international trade and economics, which provide valuable insight to the Company given the global nature of its business. Professor Janow also brings to the Board of Directors significant investment management expertise through her experience serving on the boards of several mutual funds.

Ulf J. Johansson was appointed chairman of the board in 2007, and has served as a director of the Company since December 1999. Dr. Johansson is a Swedish national with a distinguished career in communications technology. Dr. Johansson currently serves on the board of directors of Telefon AB LM Ericsson, a telecommunications company, and as chairman of Acando AB, a management and IT consultancy company. Since 2012, he has been a member of the Governing Board of the European Institute of Innovation and Technology, an EU entity funding advanced technology development in Europe. From 1990 to 2005, Dr. Johansson served as chairman of Europolitan Vodafone AB, a GSM mobile telephone operator in Sweden. From 1998 to 2005, Dr. Johansson served on the board of directors of Novo Nordisk A/S, a Danish pharmaceutical/life science company, and from 2005 until 2013, he served as chairman of its majority owners, the Novo Nordisk Foundation and Novo A/S. Dr. Johansson also currently serves on the boards of directors of several privately held companies. During 1998 to 2003 Dr. Johansson served as chairman of the University Board of Royal Institute of Technology in Stockholm and formerly also served as president and chief executive officer of Spectra-Physics AB, and executive vice president at Ericsson Radio Systems AB. Dr. Johansson received a Master of Science in Electrical Engineering, and a Doctor of Technology (Communication Theory) from the Royal Institute of Technology in Sweden.

Dr. Johansson is qualified to serve as director of the Company because of his significant industry knowledge and experience resulting from his service on the boards of several telecommunications companies. In addition, Dr. Johansson has considerable knowledge of the Company’s business and operations, having served as a member of the Board of Directors since 1999.

Ronald S. Nersesian was appointed to the Board of Directors in November 2011. Mr. Nersesian is president and chief executive officer of Keysight Technologies, an electronic measurement company. From November 2011 to November 2012, he served as Agilent Technologies’ executive vice president and chief operating officer. From March 2009 to November 2011, Mr. Nersesian served as president of Agilent’s Electronic Measurement group (EMG), and from February 2005 to March 2009, he served as the vice president and general manager of the Wireless Business Unit of EMG. Mr. Nersesian began his career in 1982 with Computer Sciences Corporation as a systems engineer for satellite communications systems. In 1984, he joined Hewlett-Packard’s New Jersey Division, and from 1987 through 1996 served in various management roles in the division, including marketing manager. In 1996, Mr. Nersesian joined LeCroy Corporation as vice president of worldwide marketing and corporate officer. He subsequently took on other senior management roles, including senior vice president and general manager of the company’s digital storage oscilloscope business. Mr. Nersesian rejoined Agilent in 2002 as vice president and general manager of the company’s Design Validation Division. Mr. Nersesian holds a bachelor’s degree in electrical engineering from Lehigh University and an MBA from New York University, Stern School of Business.

Mr. Nersesian is qualified to serve as director of the Company because of his strong business operational experience with technology companies and management expertise developed over three decades. This breadth of experience includes his current position as president and chief executive officer of Keysight Technologies. Mr. Nersesian has extensive experience in managing and growing international technology enterprises, which is directly relevant and valuable to the Company.

Mark S. Peek was appointed to the Board of Directors on March 9, 2010. Mr. Peek is the co-president of Workday, Inc., a leading provider of enterprise cloud applications for human resources, financial management and analytics. He has held this position since June 2015. Mr. Peek joined Workday in June 2012 as chief financial officer and served in that capacity until June 2015. Prior to joining Workday, Mr. Peek was president, business operations and chief financial officer of VMware, Inc., a provider of business infrastructure virtualization solutions. From 2007 to January 2011, Mr. Peek served as chief financial officer of VMware, Inc. From 2000 to 2007, Mr. Peek was senior vice president and chief accounting officer at Amazon.com. Prior to joining Amazon.com, Mr. Peek spent 19 years at Deloitte, the last ten years as a partner. Mr. Peek received a B.S. in accounting and international finance from Minnesota State University.

Mr. Peek is qualified to serve as director of the Company because of his strong background and years of experience in accounting and financial management, including his current position as chief financial officer at Workday, Inc., as well as his past service as chief financial officer at VMware and chief accounting officer at Amazon.com. In addition, Mr. Peek brings key financial expertise gained through his 19 years of experience at Deloitte.

Nickolas W. Vande Steeg was appointed vice chairman in 2007, and has served as a director of the Company since 2003. Mr. Vande Steeg served as president and chief operating officer of Parker Hannifin Corporation until March 2007, where he began his career in 1971. Mr. Vande Steeg currently is chairman of the board of University College of Azusa Pacific University and serves on the board of directors of Wabtec Corporation, a supplier of products and services to the rail transportation industry. In 2013 Mr. Vande Steeg joined the board of directors of Gardner Denver, Inc. Mr. Vande Steeg began his career at Deere & Company serving as an industrial engineer and industrial relations manager from 1965 to 1970. Mr. Vande Steeg received his B.S. in Industrial Technology from the University of California, Long Beach in 1968 and an M.B.A. from Pepperdine University in Malibu, California in 1985.

Mr. Vande Steeg is qualified to serve as director of the Company because he brings valuable operational and strategic expertise through his experience serving as president and chief operating officer of Parker Hannifin Corporation. In addition, Mr. Vande Steeg has considerable knowledge of the Company’s business and operations resulting from his service as a director of the Company since 2003.

Kaigham (Ken) Gabriel was appointed to the Board of Directors in 2015. Dr. Gabriel was the president and chief executive officer of The Charles Stark Draper Laboratory, an independent not-for-profit research institution that develops innovative technology solutions in the fields of national security, space, biomedical systems and energy. He held that position since October 2014. Prior to that, Dr. Gabriel served as deputy director of the Advanced Technology and Projects (ATAP) group at Google from 2012 to 2014 and as corporate vice president at Google/Motorola Mobility. From 2009 to 2012, he was the deputy director, and then acting director, of the Defense Advanced Research Projects Agency (DARPA) in the Department of Defense. Between 2002 and 2009, Dr. Gabriel was the Co-Founder, Chairman and Chief Technology Officer of Akustica, a fabless semiconductor company that commercialized Micro Electro Mechanical Systems audio devices and sensors. Dr. Gabriel holds SM and ScD degrees in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.

Dr. Gabriel is qualified to serve as director of the Company because of his strong background and experience in management in technology companies, including in his current position as president and chief executive officer of Draper Laboratory. Dr. Gabriel also brings deep technological expertise and knowledge of the industry to the Company.

Vote Required

The eight nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. Please note that proxies may not vote for more than eight nominees. Every shareholder voting for the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder as of the Record Date or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting of the intention to cumulate the shareholder’s votes in the proxy card or ballot. Beneficial shareholders should direct their broker, trustee or other nominee on how to cumulate such shareholder’s votes. Abstentions and broker non-votes will be counted only for purposes of determining whether a quorum is present, but they will not be taken into account in determining the outcome of the election of directors.

Unless otherwise directed, the proxy holders will vote the proxies received by them for the eight nominees named above. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed above as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. As of the date of this proxy statement, the Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Recommendation of the Board of Directors:

The Board of Directors recommends that shareholders vote FOR the election of the above-named persons to the Board of Directors of the Company.

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ITEM 2

ADVISORY VOTE ON APPROVING THE COMPENSATION FOR

OUR NAMED EXECUTIVE OFFICERS

This proposal, commonly known as a “Say on Pay” proposal, provides our shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement. This proposal gives the Company’s shareholders the opportunity to approve, reject, or abstain from voting, with respect to our executive compensation programs and policies and the compensation paid to the Named Executive Officers.

The Say on Pay vote is a non-binding advisory vote on the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure. The Say on Pay vote on executive compensation is not a vote on the Company’s general compensation policies, compensation of the Company’s Board of Directors, or the Company’s compensation policies as they relate to risk management.

The Say on Pay vote allows our shareholders to express their opinions regarding the decisions of the Compensation Committee with respect to the 2015 compensation of the Named Executive Officers. Because the Say on Pay vote is advisory in nature, it will not affect any compensation already paid or awarded to any Named Executive Officer, nor modify any terms of our existing compensation plans or awards. In addition, the Say on Pay vote will not be binding on or overrule any decisions by the Board of Directors; it will not create or imply any additional fiduciary duty on the part of the Board of Directors.

The Company is providing its shareholders with the opportunity to cast an advisory Say on Pay vote every year, until the next advisory vote on the frequency of such votes.

At the Company’s 2015 Annual Meeting of Shareholders, approximately 89% of the votes cast were in favor of the Say on Pay vote and our executive compensation program. In reviewing our executive compensation policies and practices since the vote, our Board of Directors and Compensation Committee have been mindful of the level of support that our shareholders expressed for our approach to executive compensation. Following their annual review of our executive compensation philosophy, the Board of Directors and Compensation Committee decided to retain our general approach to executive compensation, while introducing new performance based elements in our long term equity incentives.

Your advisory vote will serve as an additional tool to help guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders. The Compensation Committee and the Board of Directors take into account the outcome of the vote as a part of their considerations in determining future compensation arrangements for our Named Executive Officers.

The Company and the Board of Directors believe that our compensation policies and practices for our Named Executive Officers are aligned with the long term interests of our shareholders because our policies emphasize pay for performance, and our mix of short and long term incentives provide a balance between the Company’s short-term goals and long term performance. As such, the Board of Directors recommends a vote “For” the advisory approval of our compensation policies and practices as disclosed in this proxy statement.

Vote Required

Advisory approval of the compensation of our Named Executive Officers requires the affirmative vote of the holders of the majority of the shares represented and voting at the Annual Meeting in person or by proxy, with the number of affirmative votes being at least equal to a majority of the required quorum.

Recommendation of the Board of Directors:

The Company’s Board of Directors recommends a vote FOR the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement.

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ITEM 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors intends to appoint Ernst & Young LLP (“EY”) as the Company’s independent auditors, to audit the financial statements of the Company for the current fiscal year ending December 30, 2016. EY has been the Company’s independent auditor since 1986. The Company anticipates that a representative of EY will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Principal Accounting Fees and Services

Audit Fees and Non-Audit Fees

The following table presents fees billed by EY for professional audit services rendered for the audit of the Company’s annual financial statements for the years ended January 1, 2016 and January 2, 2015, and fees billed by EY for other services rendered during those periods.

Category	Fiscal Year Ended January 1, 2016	Fiscal Year Ended January 2, 2015
Audit Fees	$5,779,044	$5,028,269
Audit-Related Fees (1)	$33,476	$11,790
Tax Fees (2)
Tax Compliance	$481,185	$383,687
Tax Planning & Tax Advice	$304,042	$201,883
Total Tax Fees	$785,227	$585,570
All Other Fees (3)	$15,908	$16,529
(1)	Represents compliance program assessment, accounting consultation and advisory services performed by the Company’s auditors.
(2)	Represents various tax compliance and filing services with respect to U.S. and international tax matters, as well as tax planning advice related to acquisitions, integration activities and general matters.
(3)	Represents conflict minerals advisory services and subscription to EY’s accounting research tool.

Audit Committee Pre-Approval of Policies and Procedures

The Audit Committee is responsible for appointing, approving the plan for audit and related services and fees, and overseeing the work of the independent auditor. The Audit Committee has established a pre-approval procedure for all audit and permissible non-audit services to be performed by EY. The pre-approval policy requires that requests for services by the independent auditor be submitted to the Company’s chief financial officer (“CFO”) for review and approval. Any requests that are approved by the CFO are then aggregated and submitted to the Audit Committee for approval of services at a meeting of the Audit Committee. Requests may be made with respect to either specific services or a type of service for predictable or recurring services. All permissible non-audit services performed by EY were approved by the Audit Committee.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining EY’s independence.

Vote Required

Ratification of the appointment of EY as the Company’s independent auditor for the current fiscal year ending December 30, 2016, will require the affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting either in person or by proxy, with the number of affirmative votes being at least equal to a majority of the required quorum. In the event that such ratification by the shareholders is not obtained, the Audit Committee and the Board of Directors will reconsider such selection.

Recommendation of the Board of Directors:

The Company’s Board of Directors recommends a vote FOR the ratification of the appointment of EY as the independent auditors for the Company for the current fiscal year ending December 30, 2016.

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ITEM 4

REINCORPORATION OF THE COMPANY FROM CALIFORNIA TO DELAWARE

Our Board of Directors has unanimously approved a change in our state of incorporation from California to Delaware (the “Reincorporation”), subject to the approval of our shareholders.

If approved, the Reincorporation will be effected through the merger of the Company into a newly formed wholly-owned subsidiary of the Company incorporated in the State of Delaware (“Trimble Delaware”). For purposes of the discussion below, the Company as it currently exists as a corporation organized under the laws of the State of California is sometimes referred to as “Trimble California.”

Summary

The principal effects of the Reincorporation will be that:

•	The affairs of the Company will cease to be governed by the California laws with respect to corporations, and instead will be governed by Delaware laws with respect to corporations.

•

The Company’s existing Articles of Incorporation (the “California Articles”) and bylaws (the “California Bylaws”) will be replaced by a new Certificate of Incorporation (the “Delaware Certificate”) and bylaws (the “Delaware Bylaws”), as more fully described below.

•

Each outstanding share of common stock, without par, of Trimble California will automatically be converted into one share of common stock of Trimble Delaware, par value $0.001. All of our employee benefit and incentive compensation plans immediately prior to the Reincorporation will be continued by Trimble Delaware, and each outstanding equity award to purchase or acquire shares of Trimble California’s common stock will be converted into an equity award to purchase or acquire an equivalent number of shares of Trimble Delaware’s common stock on the same terms and subject to the same conditions.

•

Other than the change in corporate domicile and common stock par value, the Reincorporation will not result in any change in the business, physical location, management, assets, liabilities, net worth or number of authorized shares of the Company, nor will it result in any change in location of our current employees, including management. Under the Delaware Certificate, each share of our common stock will have a par value of $0.001, whereas under the California Articles our shares of common stock do not have a par value.

•	In connection with the Reincorporation, the Company is proposing to adopt a majority voting policy and eliminate cumulative voting.

•

Under California law and the California Articles, directors are elected by a plurality of the votes cast unless a shareholder provides notice of his or her intention to cumulate votes for the election of directors, in which case all shareholders are also entitled to cumulate their votes at such election. Under cumulative voting, each share entitles the holder to a number of votes equal to the number of directors to be elected in the election, and shareholders are allowed to cumulate those votes among the candidates, including casting multiple votes for the same candidate. As a result, cumulative voting allows a nominee that does not have the support of the holders of a majority of the outstanding shares to be elected, and thus is inconsistent with adopting a majority voting policy. The Delaware Certificate does not provide for cumulative voting.

•

Under the Delaware Certificate and the majority voting policy, directors will be elected by a plurality of the votes, but our Board of Directors has approved a majority voting policy that would take effect upon the Reincorporation, and under the majority voting policy, if a director fails to receive at least a majority of the votes cast in an uncontested election of directors, that director will be required to tender his or her resignation. The members of the Company’s Nominating and Corporate Governance Committee would then be required to make a recommendation to the Board, and the Board would determine whether such resignation should be accepted or rejected no later than 90 days following the date of the stockholders’ meeting at which the election of directors occurred. The Board would publicly disclose its decision, together with an explanation of the process by which the decision was made and, if applicable and appropriate, the Board’s reason or reasons for rejecting the tendered resignation. No director who is required to tender his or her resignation in accordance with the majority voting policy shall participate in the Committee’s deliberations or recommendation, or in the Board’s deliberations or determination, with respect to accepting or rejecting his or her resignation.

•	In a contested election, where there are multiple nominees for the same board seat, directors will be elected by a plurality of the votes.

•

In order to take full advantage of one of the primary benefits of the Reincorporation, the Delaware Certificate will generally provide that the Delaware Court of Chancery will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the corporation; any action asserting a claim of breach of a fiduciary duty owed to the corporation or the corporation’s stockholders by any director, officer, other employee or stockholder of the corporation; any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”) or as to which the DGCL confers jurisdiction upon the Delaware Court of Chancery; any action asserting a claim arising pursuant to any provision of our Delaware Certificate or Delaware Bylaws; or any action asserting a claim governed by the internal affairs doctrine.

•

Other key substantive rights of shareholders, including the annual election of directors, the right to call a special meeting and the right to act by written consent will remain. See the comparison contained in the chart below under the heading “The Charters and Bylaws of Trimble California and Trimble Delaware Compared and Contrasted and Significant Differences Between the Corporation Laws of California and Delaware” beginning on page 19.

Shareholders are urged to read this proposal carefully, including all of the related exhibits referenced below and attached to this Proxy Statement, before voting on the Reincorporation. The following discussion summarizes the reasons, mechanics and effect of the Reincorporation. This summary is subject to and qualified in its entirety by the Agreement and Plan of Merger (the “Reincorporation Agreement”) between Trimble California and Trimble Delaware attached hereto as Exhibit A, the Delaware Certificate, in the form attached hereto as Exhibit B, the Delaware Bylaws in the form attached hereto as Exhibit C, and the proposed majority voting policy in the form attached hereto as Exhibit D. Copies of the California Articles and California Bylaws are filed at the SEC as exhibits to our periodic reports and also are available for inspection at our principal executive offices. Copies will be sent to shareholders free of charge upon written request to the Company (Attn: Corporate Secretary) or at investor.trimble.com/corporate-governance.cfm.

Reasons for the Reincorporation

Because the corporate law of the state of incorporation governs the internal affairs of a corporation, choice of a state domicile is an extremely important decision for a public company. Management and boards of directors of corporations look to state corporate law—and judicial interpretations of state law—to guide their decision-making on many key issues, including determining appropriate governance policies and procedures, ensuring that boards satisfy their fiduciary obligations to shareholders, and evaluating key strategic alternatives for the corporation, including mergers, acquisitions, and divestitures. Our Board of Directors believes that it is essential for us to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which our governance decisions can be based, and we believe that our shareholders will benefit from the responsiveness of Delaware corporate law to their needs. In addition, our Board of Directors believes that any direct benefit that the DGCL provides to a corporation indirectly benefits the shareholders, who are our owners. The principal factors the Board of Directors considered in electing to pursue the Reincorporation are access to specialized courts, a highly developed and predictable body of corporate law in Delaware, and an enhanced ability to attract and retain qualified directors and officers.

Access to Specialized Courts. Delaware has a specialized court of equity called the Court of Chancery that hears corporate law cases. The Delaware Court of Chancery operates under rules that are intended to ensure litigation of disputes in a timely and effective way, keeping in mind the timelines and constraints of business decision-making and market dynamics. The appellate process on decisions emanating from the Court of Chancery is similarly streamlined, and the justices of Delaware appellate courts tend to have substantial experience with corporate cases because of the relatively higher volume of these cases in the Delaware courts. As the leading state of incorporation for both private and public companies, Delaware has developed a vast body of corporate law that helps to promote greater consistency and predictability in judicial rulings. In contrast, California does not have a similar specialized court established to hear only corporate law cases. Rather, disputes involving questions of California corporate law are either heard by the California Superior Court, the general trial court in California that hears all manner of cases, or, if federal jurisdiction exists, a federal district court. These courts hear many different types of cases, and the cases may be heard before judges or juries with limited corporate law experience. As a result, corporate law cases brought in California may not proceed as expeditiously as cases brought in Delaware and the outcomes in such courts may be less consistent and predictable.

Highly Developed and Predictable Corporate Law. Our Board of Directors believes Delaware has one of the most modern statutory corporation codes, which is revised regularly in response to changing legal and business needs of corporations. The Delaware legislature is particularly responsive to developments in modern corporate law and Delaware has proven sensitive to changing needs of corporations and their shareholders. The Delaware Secretary of State is viewed as particularly flexible and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for most major American corporations and the DGCL and administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that the DGCL will provide greater efficiency, predictability and flexibility in the Company’s legal affairs than is presently available under California law. In addition, Delaware case law provides a well-developed body of law defining the proper duties and decision making processes expected of boards of directors in evaluating potential or proposed extraordinary corporate transactions.

Enhanced Ability to Attract and Retain Directors and Officers. The Board of Directors believes that the Reincorporation will enhance our ability to attract and retain qualified directors and officers, as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. We are in a competitive industry and compete for talented individuals to serve on our management team and on our Board of Directors. The vast majority of public companies are incorporated in Delaware, including the majority of the companies included in the peer group used by the Company to benchmark executive compensation. Not only is Delaware law more familiar to directors, it also offers greater certainty and stability from the perspective of those who serve as corporate officers and directors. The parameters of director and officer liability are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under California law. The Board of Directors believes that the Reincorporation will provide appropriate protection for shareholders from possible abuses by directors and officers, while enhancing our ability to recruit and retain directors and officers. In this regard, it should be noted that directors’ personal liability is not, and cannot be, eliminated under Delaware law for intentional misconduct, bad faith conduct, unlawful dividend payments or unlawful stock purchases or redemptions, or any transaction from which the director derives an improper personal benefit. We believe that the better understood and comparatively stable corporate environment afforded by Delaware law will enable us to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers.

Changes to the Business of the Company as a Result of the Reincorporation

Other than the change in corporate domicile, the Reincorporation will not result in any change in the business, physical location, management, assets, liabilities, net worth or number of authorized shares of the Company, nor will it result in any change in location of our current employees, including management. Upon consummation of the Reincorporation, our daily business operations will continue as they are presently conducted at our principal executive offices located at 935 Stewart Drive, Sunnyvale, California 94085, and our telephone number will remain (408) 481-8000. The consolidated financial condition and results of operations of Trimble Delaware immediately after consummation of the Reincorporation will be the same as those of Trimble California immediately prior to the consummation of the Reincorporation. In addition, upon the effectiveness of the Reincorporation, the Board of Directors of Trimble Delaware will consist of those persons elected to the Board of Directors of Trimble California and will continue to serve for the term of their respective elections to our Board of Directors, and the individuals serving as executive officers of Trimble California immediately prior to the Reincorporation will continue to serve as executive officers of Trimble Delaware, without a change in title or responsibilities. Upon effectiveness of the Reincorporation, Trimble Delaware will be the successor in interest to Trimble California, and the shareholders will become stockholders of Trimble Delaware.

The Reincorporation Agreement provides that the Board of Directors may abandon the Reincorporation at any time prior to the effective time of the Reincorporation (the “Effective Time”) if the Board of Directors determines that the Reincorporation is inadvisable for any reason. For example, the DGCL may be changed to reduce the benefits that the Company hopes to achieve through the Reincorporation, or the costs of operating as a Delaware corporation may be increased, although the Company does not know of any such changes under consideration. The Reincorporation Agreement may be amended at any time prior to the Effective Time, either before or after the shareholders have voted to adopt the proposal, subject to applicable law. The Company will re-solicit shareholder approval of the Reincorporation if the terms of the Reincorporation Agreement are changed in any material respect that requires shareholder approval.

Mechanics of the Reincorporation

The Reincorporation will be effected by the merger of Trimble California with and into Trimble Delaware, a wholly-owned subsidiary of the Company that has been recently incorporated under the DGCL for purposes of the Reincorporation. The Company as it currently exists as a California corporation will cease to exist as a result of the merger, and Trimble Delaware will be the surviving corporation and will continue to operate our business as it existed prior to the Reincorporation. The existing holders of our common stock will own all of the outstanding shares of Trimble Delaware common stock, and no change in ownership will result from the Reincorporation. Assuming approval by our shareholders, we currently intend to cause the Reincorporation to become effective as soon as reasonably practicable following the Annual Meeting.

At the Effective Time, we will be governed by the Delaware Certificate, the Delaware Bylaws and the DGCL. Although the Delaware Certificate and the Delaware Bylaws contain many provisions that are similar to the provisions of the California Articles and the California Bylaws, they do include certain provisions that are different from the provisions contained in the California Articles and the California Bylaws or under the California General Corporation Law as described in more detail below.

If the Reincorporation is approved, upon the Effective Time, each outstanding share of common stock of Trimble California will automatically be converted into one share of common stock of Trimble Delaware. All of our employee benefit and incentive compensation plans immediately prior to the Reincorporation will be continued by Trimble Delaware, and each outstanding equity award to purchase or acquire shares of Trimble California’s common stock will be converted into an equity award to purchase or acquire an equivalent number of shares of Trimble Delaware’s common stock on the same terms and subject to the same conditions. The Company’s other employee benefit arrangements including, but not limited to, equity incentive plans with respect to issued unvested restricted stock, will be continued by Trimble Delaware upon the terms and subject to the conditions specified in such plans. The registration statements of Trimble California on file with the SEC immediately prior to the Reincorporation will be assumed by Trimble Delaware, and the shares of Trimble Delaware will continue to be listed on Nasdaq.

CERTIFICATES CURRENTLY ISSUED FOR SHARES IN TRIMBLE CALIFORNIA WILL AUTOMATICALLY REPRESENT SHARES IN TRIMBLE DELAWARE UPON COMPLETION OF THE MERGER, AND SHAREHOLDERS WILL NOT BE REQUIRED TO EXCHANGE STOCK CERTIFICATES AS A RESULT OF THE REINCORPORATION.

We expect that the Reincorporation, if approved, will become effective promptly after the shareholder approval.

Possible Negative Considerations

Notwithstanding the belief of the Board of Directors as to the benefits to our shareholders of the Reincorporation, it should be noted that Delaware law has been criticized by some commentators and institutional shareholders on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states, including California. In addition, because the Delaware Certificate will not provide for cumulative voting, the Reincorporation may make it more difficult for minority shareholders to elect directors and influence our policies. As noted above, however, the Board of Directors has adopted a majority voting policy that would take effect upon the Reincorporation.

It should also be noted that the interests of the Board of Directors and management in voting on the Reincorporation proposal may not be the same as those of shareholders since some substantive provisions of California and Delaware law apply only to directors and officers. See “Interests of Our Directors and Executive Officers in the Reincorporation” below. For a comparison of shareholders’ rights and the material substantive provisions that apply to the Board of Directors and management under Delaware and California law, see “The Charters and Bylaws of Trimble California and Trimble Delaware Compared and Contrasted and Significant Differences Between the Corporation Laws of California and Delaware” below. In addition, franchise taxes payable by us in Delaware are estimated to be approximately $180,000 per year and such taxes are not currently required in California.

The Board of Directors has considered the potential disadvantages of the Reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.

The Charters and Bylaws of Trimble California and Trimble Delaware Compared and Contrasted and Significant Differences Between the Corporation Laws of California and Delaware

The following is a comparison of the provisions in the charters and bylaws of Trimble California and Trimble Delaware, as well as certain provisions of California law and Delaware law. The comparison summarizes the important differences, but is not intended to list all differences, and is qualified in its entirety by reference to such documents and to the respective General Corporation Laws of the States of California and Delaware. Shareholders are encouraged to read the Delaware Certificate, the Delaware Bylaws, the California Articles and the California Bylaws in their entirety. The Delaware Bylaws and Delaware Certificate are attached to this proxy statement, and the California Bylaws and California Articles are filed publicly as exhibits to our periodic reports.

Provision	Trimble California	Trimble Delaware
ELECTIONS; VOTING; PROCEDURAL MATTERS
Number of Directors	Under California law, the number of directors shall be fixed by or in the manner provided in the bylaws, unless the articles of incorporation fixes the number of directors.	Under Delaware law, the number of directors shall be fixed by or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors.

Provision	Trimble California	Trimble Delaware
The exact number of directors shall be fixed, within the limits specified, by approval of the board or by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of the shareholders, in the manner provided in the bylaws. Specifying or changing a fixed number of directors, or the maximum or minimum number, or changing from a fixed to a variable board or vice versa, requires the affirmative vote of a majority of the outstanding shares entitled to vote. A bylaw or amendment of the articles reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

The Delaware Bylaws provide that the authorized number of directors of the Company shall not be less than five nor more than nine, with the exact number of directors to be fixed, within the limit specified, by resolution of the Board of Directors.

Under the Delaware Bylaws, the indefinite number of directors may be changed, or a definitive number fixed, without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to the Delaware Bylaws duly adopted by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote.

Provision	Trimble California	Trimble Delaware
The California Bylaws provide that the number of directors of the Company shall not be less than five nor more than nine, with the exact number of directors to be fixed, within the limit specified, by resolution of the Board of Directors, and are otherwise consistent with California law as described immediately above.
No Classified Board	The California Articles and California Bylaws do not provide for a classified board.	The Delaware Certificate and Delaware Bylaws do not provide for a classified board.
Filling Vacancies on the Board	Under California law, any vacancy on the board of directors, other than a vacancy created by removal of a director, may be filled by the Board of Directors. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting, or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if authorized by the articles of incorporation or a bylaw approved by the corporation’s shareholders. Each director so elected shall hold office until his or her successor is elected at a meeting of shareholders and until such director’s successor has been elected and qualified. The Company’s shareholders may elect one or more directors at any time to fill any vacancies not filled by the Board of Directors, but any such election,

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws.

Consistent with Delaware law, the Delaware Bylaws provide that any newly created directorship or any vacancy may be filled only by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director.

Provision	Trimble California	Trimble Delaware

other than to fill a vacancy created by removal, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

The California Bylaws are consistent with California law as described immediately above.

Cumulative Voting; Vote Required to Elect Director

California law provides that if any shareholder has given notice of his or her intention to cumulate votes for the election of directors, all other shareholders of the corporation are also entitled to cumulate their votes at such election. In the absence of such notification, directors are elected by a plurality of the votes cast. California law permits a corporation that is listed on a national securities exchange to amend its articles or bylaws to eliminate cumulative voting by approval of the board of directors and of the outstanding shares voting together as a single class.

The California Articles and the California Bylaws have not eliminated cumulative voting.

Under Delaware law, cumulative voting is not permitted unless a corporation provides for cumulative voting rights in its certificate of incorporation. The default voting standard for the election of directors under Delaware law is a plurality vote; however, the certificate of incorporation or bylaws may specify a different vote required for the election of directors.

The Delaware Bylaws provide that directors are elected by plurality voting, but directors failing to receive a majority of the votes cast in an uncontested election will be required to tender their resignation for consideration under the Company’s majority voting policy.

The Board believes that cumulative voting is incompatible with the objectives of a majority voting standard.

Provision	Trimble California	Trimble Delaware
Majority voting enables all shareholders to have a greater voice in director elections and facilitates the election of directors who most closely represent the interests of all shareholders. By contrast, cumulative voting gives shareholders the ability to vote all of their shares for a single nominee or to distribute the number of shares that they are entitled to vote among two or more nominees. Cumulative voting thus allows minority shareholders to elect a director not supported by the holders of a majority of the outstanding shares, and the absence of cumulative voting would make it more difficult for a minority stockholder, whose interests may be adverse to a majority of the shareholders, to obtain representation on the Board. As a result, we will not provide for cumulative voting in director elections following the Reincorporation. The vast majority of public companies in the S&P 500 do not provide for cumulative voting, but do provide for the election of directors in uncontested elections by a majority of the votes cast.
Removal of Directors by Shareholders	Under California law, any director, or the entire board, may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote, provided that no individual director may be removed (unless the entire board is removed) if the number of votes cast against such	Under Delaware law, any director, or the entire board, may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote at an election of directors.

Provision	Trimble California	Trimble Delaware
removal (or not consenting in writing to the removal) would be sufficient to elect the director under cumulative voting rules.
Restrictions on Transactions with Interested Shareholders	Section 1203 of the California Corporations Code, which applies to mergers or corporate acquisition transactions with interested shareholders (i.e., a transacting party which directly or indirectly controls the corporation, which is or is directly or indirectly controlled by an officer or director of the corporation, or in which the corporation or any of its directors or executive officers holds a material financial interest) or their affiliates, makes it a condition to the consummation of a merger or other acquisition transaction with an interested shareholder that an affirmative opinion be obtained in writing as to the fairness of the consideration to be received by the shareholders of the corporation being acquired.	Section 203 prohibits, subject to certain exceptions, a Delaware corporation from engaging in a business combination with an interested stockholder (i.e., a stockholder acquiring 15% or more of the outstanding voting stock) for three years following the date that such stockholder becomes an interested stockholder without approval from the Board of Directors. Section 203 may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the corporation that have not been approved by the Board of Directors. The Company does not intend to opt out of Section 203 in connection with the Reincorporation.
Vote Required to Approve Merger or Sale of Company	California law requires the affirmative vote of a majority of the outstanding shares entitled to vote in order to approve a merger of the corporation or a sale of all or substantially all the assets of the corporation, including, in the case of a merger, the affirmative vote of each class of outstanding stock, except in limited circumstances.	Delaware law requires the affirmative vote of a majority in voting power of the outstanding shares entitled to vote to approve a merger of the corporation or a sale of all or substantially all the assets of the corporation, except in limited circumstances.
50/90 Rule Restriction on Cash Mergers	Under California law, a merger may not be consummated for cash if the purchaser owns more than 50% but less than 90% of the then-outstanding shares	Delaware law does not have a provision similar to the 50/90 rule in California.

Provision	Trimble California	Trimble Delaware

unless either (i) all of the shareholders consent, which is not practical for a public company, or (ii) the Commissioner of Corporations approves the merger.

The 50/90 rule may make it more difficult for an acquirer to make an all cash acquisition that is opposed by the Company’s Board of Directors. Specifically, the 50/90 rule encourages an acquirer making an unsolicited tender offer to tender for either less than 50% of the outstanding shares or more than 90% of the outstanding shares. A purchase of less than 50% of the outstanding shares does not allow the acquirer to gain ownership of the majority of the outstanding shares entitled to vote, which is the vote necessary to approve a second step merger that will enable the acquirer to obtain the remainder of the Company’s equity, and therefore creates risk for the acquirer that such vote will not be obtained. A tender offer conditioned upon receipt of tenders from at least 90% of the outstanding shares also creates risk for an acquirer since it may be difficult to obtain tenders from holders of at least 90% of the outstanding shares. It is possible that these risks would discourage some potential acquirers from pursuing an all cash acquisition of the Company that is opposed by the Board of Directors.

Shareholder Action by Written Consent	The California Bylaws provide that any action that may be	The Delaware Bylaws provide that any action that may be

Provision	Trimble California	Trimble Delaware

taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions so taken, is filed with the Secretary of the Company after having been signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The California Bylaws provide that directors may not be elected by written consent, except with the unanimous written consent of all outstanding shares entitled to vote for the election of directors, and except that shareholders may elect a director to fill a vacancy, other than a vacancy created by removal, by the written consent of a majority of all outstanding shares entitled to vote for the election of directors.

taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and is delivered to the Company.

The Delaware Bylaws provide that directors may not be elected by written consent, except with the unanimous written consent of all outstanding shares entitled to vote for the election of directors.

Shareholder Ability to Call Special Shareholders’ Meetings	Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President, the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. The California Bylaws are consistent with California law as described immediately above.	Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Bylaws are consistent with the California Bylaws in providing that a special meeting of stockholders may be called by the Chairman of the Board, the President, the Board of Directors, or by one or more stockholders owning not less

Provision	Trimble California	Trimble Delaware
than 10% in voting power of the issued and outstanding shares of capital stock of the corporation entitled to vote at the meeting.
Advance Notice of Shareholder Proposals	Not addressed.	The Delaware Bylaws provide that for nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder, any such proposed business must constitute a proper matter for stockholder action and the stockholder must have given timely notice thereof, including providing certain information regarding the stockholder making such proposal and regarding the nominee or business proposed by the stockholder, in writing to our secretary. To be timely, a stockholder’s notice must be delivered to our secretary at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of shareholders, provided that if the annual meeting is called for a date that is not within twenty-five (25) days (or for proposals other than nominations of directors, that is not within thirty (30) days) before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of

Provision	Trimble California	Trimble Delaware
the annual meeting was made, whichever first occurs. The information to be provided with respect to any stockholder putting forward a proposal, and with respect to any nominee for director (if applicable), includes information as to record or beneficial ownership of the Company’s stock, or derivative instruments based on the value of the Company’s stock, by the stockholder (or by the nominee, if applicable) and their respective affiliates and associates, a description of any transactions, arrangement, agreements or undertakings related to the nomination or proposal, information with respect to that person that would be required to be disclosed in a proxy statement relating to the election of directors, and an undertaking to furnish promptly such other information as the Company may reasonably request, including such information with respect to a nominee, if applicable, as may be necessary or appropriate in determining the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholders’ understanding of the independence, or lack thereof of such nominee.
Bylaw Amendments	The California Bylaws may be amended by the Board of Directors or by the holders of a majority of outstanding shares entitled to vote; provided, however, that a Bylaw specifying or changing a fixed	The Delaware Bylaws may be amended by the Board of Directors or by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote.

Provision	Trimble California	Trimble Delaware
number of directors or the maximum or minimum number of directors or changing from a fixed to a variable number of directors or vice versa, may only be adopted by approval of a majority of the outstanding shares, and provided further, that a Bylaw reducing the fixed number or the minimum or maximum number of directors shall be subject to the provisions described above under “Number of Directors.”
INDEMNIFICATION; ELIMINATION OF DIRECTOR PERSONAL LIABILITY
Indemnification

California law requires indemnification when the indemnitee has defended the action successfully on the merits. Expenses incurred by an officer or director in defending an action may be paid in advance, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. California law authorizes a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

California law permits a corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification

Delaware law generally permits indemnification of expenses, including attorneys’ fees, actually and reasonably incurred in the defense or settlement of a derivative or third party action, provided there is a determination that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Expenses incurred by an officer or director in defending an action may be paid in advance, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to

Provision	Trimble California	Trimble Delaware

is authorized in the corporation’s articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law.

The California Articles authorize indemnification to the fullest extent permissible under California law.

indemnification. Delaware law authorizes a corporation to purchase indemnity insurance for the benefit of its directors, officers, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. Delaware law permits a Delaware corporation to provide indemnification in excess of that provided by statute.

The Delaware Charter and the Delaware Bylaws generally authorize indemnification to the fullest extent permissible under Delaware law.

Elimination of Director Personal Liability for Monetary Damages

California law permits a corporation to eliminate the personal liability of directors for monetary damages, except where such liability is based on:

•  Intentional misconduct or knowing and culpable violation of law;

•  Acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

•  Receipt of an improper personal benefit;

•  Acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a

The DGCL permits a corporation to eliminate the personal liability of directors for monetary damages, except where such liability is based on:

•  Breaches of the director’s duty of loyalty to the corporation or its shareholders;

•  Acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

•  The payment of unlawful dividends or unlawful stock repurchases or redemptions; or

•  Transactions in which the director received an improper personal benefit.

The Delaware Certificate eliminates the liability of directors to the Company for monetary damages to the fullest extent permissible under the

Provision	Trimble California	Trimble Delaware

director’s duties should be aware of a risk of serious injury to the corporation or its shareholders;

•  Acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders;

•  Transactions between the corporation and a director who has a material financial interest in such transaction; or

•  Liability for improper distributions, loans or guarantees.

The California Articles eliminate the liability of directors for monetary damages to the fullest extent permissible under California law.

DGCL. As a result, following the Reincorporation, directors of Trimble Delaware cannot be held liable for monetary damages even for gross negligence or lack of due care in carrying out their fiduciary duties as directors, so long as that gross negligence or lack of due care does not involve bad faith, intentional misconduct or a breach of their duty of loyalty to the Company, unlawful dividends, stock repurchases or redemptions or an improper personal benefit.
DIVIDENDS; DISSOLUTION; FORUM SELECTION
Dividends and Repurchases of Shares

Under California law, a corporation may not make any distribution to its shareholders or repurchase its shares unless either:

•  The amount of retained earnings of the corporation immediately prior to the distribution or payment of the price of the shares being repurchased equals or exceeds the sum of (i) the amount of the proposed distribution, plus (ii) the preferential dividends arrears amount, if any; or

The DGCL is more flexible than California law with respect to payment of dividends and implementing share repurchase programs. The DGCL generally provides that a corporation may redeem or repurchase its shares out of its surplus. In addition, the DGCL generally provides that a corporation may declare and pay dividends out of surplus, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is

Provision	Trimble California	Trimble Delaware

•  Immediately after the distribution or share repurchase, the value of the corporation’s assets would equal or exceed the sum of its total liabilities, plus the preferential rights amount, if any.

For purposes of determining whether a California corporation meets either of these tests, the determination may be based on any of the following:

•  The corporation’s financial statements;

•  A fair valuation; or

•  Any other method that is reasonable under the circumstances.

These tests are applied to California corporations on a consolidated basis.

defined as the excess of a corporation’s net assets (i.e., its total assets minus its total liabilities) over the capital associated with issuances of its common stock. Moreover, the DGCL permits a board of directors to reduce its capital and transfer such amount to its surplus.
Dissolution	Under California law, holders of 50% or more of a corporation’s total voting power may authorize the corporation’s dissolution, with or without approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation.	Under the DGCL, unless the Board of Directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote on the matter. Only if the dissolution is initially approved by the Board of Directors may the dissolution be approved by a simple majority of the outstanding shares entitled to vote. The DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with such a board-initiated dissolution, but the Delaware

Provision	Trimble California	Trimble Delaware
Certificate contains no such supermajority voting requirement.
Forum Selection	Not addressed.

Delaware courts have upheld the right of Delaware corporations to include forum selection provisions in their bylaws. Such provisions normally provide that shareholders bringing derivative claims or claims alleging breaches of fiduciary duties arising from the DGCL or otherwise implicating the internal affairs of the corporation be brought exclusively in Delaware state or federal courts.

Under the Delaware Certificate, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the corporation, any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction upon the Delaware Court of Chancery, any action asserting a claim arising pursuant to any provision of our Delaware Certificate or Delaware Bylaws, or any action asserting a claim governed by the internal affairs doctrine.

Interests of Our Directors and Executive Officers in the Reincorporation

In considering the recommendations of the Board of Directors, shareholders should be aware that certain of our directors and executive officers have interests in the transaction that are different from, or in addition to, the interests of the shareholders generally. For instance, the Reincorporation may be of benefit to our directors and officers by reducing their potential personal liability and increasing the scope of permitted indemnification, by strengthening directors’ ability to resist a takeover bid, and in other respects. The Board of Directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the Reincorporation and to recommend that our shareholders vote in favor of this proposal.

U.S. Federal Income Tax Considerations of the Reincorporation

The following discussion is a summary of U.S. federal income tax considerations of the Reincorporation generally applicable to holders of our common stock. The summary is based on and subject to the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to change, possibly with retroactive effect, and to differing interpretations. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein.

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, or to holders subject to special tax rules, such as partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, subchapter S corporations, or other pass-through entities (and investments therein); banks, thrifts, mutual funds and other financial institutions; tax-exempt entities or governmental organizations; insurance companies; regulated investment companies and real estate investment trusts; trusts and estates; dealers or brokers in stocks, securities or currencies; traders in securities who elect to apply a mark-to-market method of accounting; persons holding our common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” “conversion transaction,” or other risk reduction transaction; U.S. Holders whose functional currency is not the U.S. dollar; persons subject to the alternative minimum tax; individual retirement and other deferred accounts; U.S. expatriates and former citizens or long-term residents of the United States; “passive foreign investment companies” or “controlled foreign corporations,” and corporations that accumulate earnings to avoid U.S. federal income tax; U.S. Holders who own or are deemed to own 10% or more of our voting stock; persons who purchase or sell their shares as part of a wash sale for tax purposes; and persons who received their shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This summary is directed solely to holders that hold our common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment. In addition, the following summary only addresses “U.S. persons” for U.S. federal income tax purposes, generally defined as beneficial owners of our common stock who are:

•	individuals who are citizens or residents of the United States;

•

corporations (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or of the District of Columbia;

•	estates the income of which is subject to U.S. federal income taxation regardless of its source;

•

trusts if (i) a court within the United States is able to exercise primary supervision over the administration of any such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust; or (ii) trusts that have valid elections in effect under applicable U.S. Treasury regulations to be treated as U.S. persons for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder that is a partnership for U.S. federal income tax purposes and the partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reincorporation.

THIS SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THIS SUMMARY IS NOT A COMPREHENSIVE DESCRIPTION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE RELEVANT TO HOLDERS. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR CIRCUMSTANCES AND THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE REINCORPORATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We have not requested a ruling from the IRS or an opinion of counsel regarding the U.S. federal income tax consequences of the Reincorporation. However, we believe that:

•	the Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code;

•

no gain or loss will be recognized by holders of Trimble California common stock on receipt of Trimble Delaware common stock, or upon surrender of Trimble California common stock, pursuant to the Reincorporation;

•

the aggregate tax basis of the Trimble Delaware common stock received by each holder will equal the aggregate tax basis of the Trimble California common stock surrendered by such holder in exchange therefor; and

•

the holding period of the Trimble Delaware common stock received by each holder will include the period during which such holder held the Trimble California common stock surrendered in exchange therefor.

Accounting Consequences

We believe that there will be no material accounting consequences to the Company resulting from the Reincorporation.

Regulatory Approval

To our knowledge, the only required regulatory or governmental approval or filings necessary in connection with the consummation of the Reincorporation would be the filing of articles of merger with the Secretary of State of California and the filing of a certificate of merger with the Secretary of State of the State of Delaware.

Vote Required

To approve this proposal, a majority of the outstanding shares of the Company must vote “FOR” this proposal. Abstentions and broker non-votes will not count as affirmative votes. Unless otherwise indicated on your proxy, the proxyholders will vote your proxy for the Reincorporation.

Recommendation of the Board of Directors:

The Company’s Board of Directors recommends shareholder vote FOR the approval of the Reincorporation.

BOARD MEETINGS AND COMMITTEES; DIRECTOR INDEPENDENCE

The Board of Directors held 6 meetings during the fiscal year ended January 1, 2016. No director attended fewer than 75% of the aggregate of all the meetings of the Board of Directors and the meetings of the committees, if any, upon which such director also served during the fiscal year ended January 1, 2016. It is the Company’s policy to encourage directors to attend the Annual Meeting. All of the current members of the Board of Directors who were existing directors at the time of the 2015 annual meeting attended the annual meeting. Each of the directors, except for Mr. Berglund, are independent directors as defined by Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Shareholder Communications with Directors

The Board of Directors has established a process to receive communications from shareholders. Shareholders of the Company may communicate with one or more of the Company’s directors (including any board committee or group of directors) by mail in care of Board of Directors, Trimble Navigation Limited, 935 Stewart Drive, Sunnyvale, California 94085. Such communications should specify the intended recipient or recipients. The Corporate Secretary periodically will forward such communications or provide a summary to the Board or the relevant members of the Board.

Board Leadership Structure; Oversight and Risk Management

The Company currently separates the positions of chief executive officer and chairman of the board. Our chairman of the board is responsible for setting the agenda for each Board meeting, in consultation with the chief executive officer, and presiding at executive sessions. The chairman of the board is also responsible for recommending committee assignments to the Nominating Committee. Our chief executive officer is responsible for the day-to-day operations of the Company.

The Board of Directors has overall responsibility for the oversight of risk management for the Company, and it exercises this oversight through committees and regular engagement with the Company’s senior management. The Audit Committee has oversight of the Company’s financial matters, internal controls, financial reporting and internal investigations relating to financial misconduct. The Compensation Committee has oversight of our compensation policies and practices, and our Nominating and Corporate Governance Committee is responsible for the independence and qualification of the board members and the Company’s corporate governance principles. The committees report their activities back to the Board of Directors. In addition, members of the Company’s senior management attend meetings of the Board of Directors to discuss strategic planning and risks and opportunities for the Company’s business areas, in addition to answering any questions that the Board of Directors may raise.

Audit Committee

The Board of Directors has a separately-designated, standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is governed by a charter, a current copy of which is available on our corporate website at http://investor.trimble.com/corporate-governance.cfm.

The current members of the Audit Committee are directors Johansson, Peek, and Vande Steeg, and director Peek currently serves as the committee chairman. The Audit Committee held 8 meetings during the 2015 fiscal year. The purpose of the Audit Committee is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information as the committee may deem necessary to make the Board of Directors aware of significant financial matters which require the Board’s attention.

All Audit Committee members are independent directors as defined by applicable NASDAQ Marketplace Rules and listing standards.

All members of the Audit Committee are financially sophisticated and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board of Directors has determined that director Peek is a “financial expert” as that term is defined in the rules promulgated by the SEC. Mr. Peek has an extensive accounting and financial management background, which includes holding positions as chief financial officer and chief accounting officer with several leading publicly-traded technology companies, and almost two decades of experience with Deloitte.

Compensation Committee

The Board of Directors has a standing Compensation Committee, comprised of directors Nersesian, Vande Steeg and Ekholm. Director Vande Steeg currently serves as the committee chairman. In May 2015, Mr. Ekholm replaced Mr. Goodrich on the Compensation Committee. Mr. Goodrich retired from the Board at the time of the 2015 annual meeting. All Compensation Committee members are independent as defined by applicable NASDAQ Marketplace Rules and listing standards. The Compensation Committee is governed by a charter, a current copy of which is available on our corporate website at http://investor.trimble.com/corporate-governance.cfm. The Compensation Committee held 6 meetings during the 2015 fiscal year. The purpose of the Compensation Committee is to review and make recommendations to the full Board of Directors with respect to all forms of compensation to be paid or provided to the Company’s executive officers. See “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or the Compensation Committee.

Risk Assessment

In setting compensation, our Compensation Committee considers the risks to our shareholders, and the Company as a whole, arising out of our compensation programs. The Company’s management team has assessed the risk profile of our compensation programs. Their review considered risk-determining characteristics of the overall structure and individual components of our Company-wide compensation program, including our base salaries, cash incentive plans and equity plans. The management team provided its report of the findings to the Board of Directors for its review and consideration. Following this assessment, the Board of Directors concurred with management’s conclusions that the Company’s compensation policies were not reasonably likely to have a material adverse effect on the Company. For example:

•  Balance of Compensation: Across the Company, individual elements of our compensation program include base salaries, incentive compensation, and for certain of our employees, equity-based awards. By providing a mix of different elements of compensation that reward both short-term and long-term performance and that focus on varying performance metrics, the Company’s compensation programs as a whole provide a balanced approach to incentivizing and retaining employees, without placing an inappropriate emphasis on any particular form of compensation.

•  Objective Company Results and Pre-established Performance Measures Dictate Annual Incentives: Under the Company’s cash incentive plans, payments are subject to the satisfaction of specific annual performance targets established by our Board of Directors. These performance targets are directly and specifically tied to revenue and operating income performance for the Company and/or divisions for the applicable fiscal year. Payments are made based on actual achievement of Company performance goals, and not estimated performance.

•  Use of Long Term Incentive Compensation: Equity-based long-term incentive compensation that vests over a period of years is a key component of total compensation of our executive employees. This vesting period encourages our executives to focus on sustaining the Company’s long-term performance. These grants are also made annually, so executives always have unvested awards that could decrease significantly in value if our business is not managed for the long-term. In addition, commencing in 2015, a portion of equity awards granted to our executives includes performance-based vesting. These awards, for which vesting is based upon our total shareholder return relative to the component stocks of the S&P 500 Index, further align the compensation of our executives with the long-term interests of our shareholders.

•  Internal Processes Further Limit Risk: The Company has in place additional processes to limit risk to the Company from our compensation programs. Specifically, payroll programs and financial results upon which incentive compensation payments are based are subject to regular review and audit and our human resources executives meet periodically with our internal audit personnel to review various controls in place with respect to our compensation programs. In addition, the Company engages an external compensation consulting firm for design and review of our compensation programs, as well as external legal counsel to assist with the periodic review of our compensation plans to ensure compliance with applicable laws and regulations.

Nominating and Corporate Governance Committee

In May 2015, the Board of Directors combined its Governance Committee and Nominating Committee into one standing Nominating and Corporate Governance Committee (“Nominating and Governance Committee”). Prior to that, the Board of Directors had maintained separate Governance and Nominating Committees since January 2011. The current members of the Nominating and Governance Committee are directors Janow, Johansson and Nersesian. Director Johansson serves as committee chairman. The Nominating and Governance Committee is governed by a charter that is posted on the Company’s website at http://investor.trimble.com/corporate-governance.cfm. The purpose of the Nominating and Governance Committee is to recommend to the Board of Directors individuals qualified to serve as directors of the Company, and on committees, to advise the Board of Directors with respect to composition, procedures and committees. Additionally, the Nominating and Governance Committee develops and recommends to the Board corporate governance principles applicable to the Company, and oversees the implementation of these principals. The Nominating and Governance Committee met once during the 2015 fiscal year.

The Nominating and Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Governance

Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. To have a candidate be considered by the Nominating and Governance Committee, a shareholder must submit the recommendation in writing and the recommendation must include the following information:

•	The name of the shareholder and evidence of the shareholder’s ownership of Company shares, including the number of shares owned and the length of time of ownership;

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the candidate’s consent to be named as a director if selected by the Nominating and Governance Committee and nominated by the Board of Directors; and

•

If the Reincorporation is approved, the additional information with respect to the nominee, the shareholder(s) and any beneficial owners on whose behalf such nomination is made required by the Delaware Bylaws.

The shareholder recommendation and information described above must be sent to the Committee Chairman in care of the Corporate Secretary at Trimble Navigation Limited, 935 Stewart Drive, Sunnyvale, California 94085 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent proxy statement issued in connection with the annual meeting of shareholders. In the event that Item 4 (Reincorporation) is approved, under the Company’s bylaws that would then be in effect, the required notice must be received by the Company not earlier than January 2, 2017 and not later than February 1, 2017, except if the annual meeting for 2017 is called for a date earlier than April 7, 2017 or later than May 27, 2017, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting for 2017 is mailed or the date the Company announces the date of the annual meeting for 2017, whichever occurs first.

The Nominating and Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate possession of such knowledge, experience, skills, expertise, international background, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest, and diversity so as to enhance the Board of Directors’ ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board of Directors to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NASDAQ listing requirement.

The Nominating and Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board of Directors. The Nominating and Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates and pay any corresponding fees for such services. As described above, the Nominating and Governance Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the candidate to assess whether the candidate should be considered further. If the Nominating and

Governance Committee determines that the candidate warrants further consideration, the chairman or another member of the Committee contacts the candidate. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Governance Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of any other candidates that the Nominating and Governance Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating and Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee directors (“Outside Directors”) receive compensation according to the terms of the Board of Directors Compensation Policy (“Board Compensation Policy”). The description of the Board Compensation Policy below is qualified in its entirety by the text of the Board Compensation Policy, which was filed as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 11, 2015.

The current Board Compensation Policy was adopted on May 7, 2015. Under the current Board Compensation Policy, each Outside Director receives:

•	an annual cash retainer of $60,000, payable on a quarterly basis, for the period starting July 1 and ending June 30 of each year; and

•

Upon election or re-election at the annual meeting of shareholders, a restricted stock unit award (“RSU”) for that number of shares of the Company’s common stock determined by dividing the target dollar amount of $277,000 by the fair market value of a share of common stock on the date of grant.

In addition, our Outside Directors are reimbursed for local travel expenses or paid a fixed travel allowance based on the distance to the meeting, and reimbursed for other necessary business expenses incurred in the performance of their services as directors of the Company. Our Outside Directors are also eligible to participate in the Company’s Non-Qualified Deferred Compensation Plan.

The RSU grants vest in full after one year. If an Outside Director is appointed or elected to the Board at a time other than the annual meeting, the initial RSU grant will be pro-rated based upon the number of months since the last annual meeting divided by twelve. If an Outside Director resigns or voluntarily terminates service as a Board member, any unvested RSU grant shall vest at such time on a pro-rata basis based upon the number of months of service since the last annual meeting of shareholders divided by twelve. The target dollar amount for determining the number of RSU shares may be revised based upon appropriate compensation benchmarks presented to and approved by the Compensation Committee and the Board of Directors.

The prior Board Compensation Policy, which was in place prior to May 7, 2015, provided for the grant of nonstatutory stock options to Outside Directors. Specifically, under the prior policy, each Outside Director was granted an option to purchase 25,000 shares of the Company’s common stock upon his or her initial appointment to the Board. Thereafter, each year, each Outside Director would receive an additional option grant to purchase 25,000 shares, upon re-election at the annual meeting of shareholders. The options had an exercise price equal to the closing price of the Company’s common stock on the date of grant, vested monthly over a period of one year, and had a seven year term.

Non-Employee Director Compensation Table

Except as noted below, the table below shows the compensation earned by each of the Outside Directors in the fiscal year ending January 1, 2016.

Director Compensation for the 2015 Fiscal Year (1)
Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Total
Börje Ekholm	$45,000	$274,263	$319,263
Kaigham Gabriel	$45,000	$279,192	$324,192
John B. Goodrich (4)	$30,000	$-	$30,000
Merit E. Janow	$60,000	$277,001	$337,001
Ulf J. Johansson	$60,000	$277,001	$337,001
Ronald S. Nersesian	$60,000	$277,001	$337,001
Mark S. Peek	$60,000	$277,001	$337,001
Nickolas W. Vande Steeg	$60,000	$277,001	$337,001
(1)	Mr. Berglund, the Company’s president and chief executive officer, receives no additional compensation for his service on the Board of Directors. Mr. Berglund’s compensation for service as president and chief executive officer is reported in the Summary Compensation Table and described in the Compensation Discussion and Analysis.
(2)	For each Outside Director, the fees shown in this column represent a cash retainer, paid quarterly.
(3)	Each Outside Director in the table was granted 10,953 RSUs of the Company’s common stock in connection with such director’s re-election or initial election at the 2015 annual meeting of shareholders, in accordance with the current Board Compensation Policy. The amounts in these columns represent the grant date fair value of the restricted stock unit awards, calculated pursuant to FASB ASC Topic 718. The grant date fair value for the time-based RSUs is estimated using the closing price of our common stock on the date of grant.
(4)	Mr. Goodrich retired from the Board of Directors on May 7, 2015.

The following table shows the number of shares of the Company’s common stock subject to outstanding and unexercised option awards and the number of shares subject to outstanding RSUs held by each of the Outside Directors as of January 1, 2016.

Director	Number of Shares Subject to Outstanding Options as of 1/1/2016	Number of Shares Subject to Outstanding RSUs as of 1/1/2016
Börje Ekholm	-	10,953
Kaigham Gabriel	-	10,953
John B. Goodrich	23,750	-
Merit E. Janow	143,334	10,953
Ulf J. Johansson	240,000	10,953
Ronald S. Nersesian	110,000	10,953
Mark S. Peek	89,481	10,953
Nickolas W. Vande Steeg	110,000	10,953

Non-Employee Director Stock Ownership Guidelines

In February 2013, we adopted a policy that requires each Outside Director to own a minimum number of shares of the Company’s common stock equal to a value of $200,000 to help align the personal interests of the directors with the interests of shareholders. The shares counted toward the ownership guidelines include shares owned directly and indirectly, provided there is an economic interest in the shares. For current Outside Directors, these ownership levels must be attained within five years from the date the guidelines were adopted. New directors have five years from appointment to meet the minimum stock ownership level. Three of the non-employee directors have met the ownership requirement; the remaining non-employee directors have until February 2018 to achieve the required ownership requirement.

EXECUTIVE COMPENSATION

The executive compensation section of the proxy statement contains information about the Company’s compensation policies and practices, and the application of those policies and practices with respect to our Named Executive Officers. Under the SEC rules, the Company’s “Named Executive Officers” are the Company’s chief executive officer, chief financial officer, and the three other executive officers who received the highest amounts of compensation during the 2015 fiscal year. The following is a brief description of each part of our Executive Compensation section:

Compensation Discussion and Analysis. This section describes the elements of the Company’s compensation policies and the application of those policies to our Named Executive Officers.

Compensation Committee Report. This section contains a report of the Compensation Committee of our Board of Directors regarding the Compensation Discussion and Analysis section of the proxy statement.

Executive Compensation Tables. This section describes the amounts or values and types of compensation earned by our Named Executive Officers.

Post-Employment Compensation. This section describes certain benefits and payments that our Named Executive Officers would be eligible for in the event of a change in control event, upon death, or, in the case of our Non-Qualified Deferred Compensation Plan, payments that a Named Executive Officer may receive following termination of employment.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation program for our Named Executive Officers. During fiscal 2015, these individuals were:

•	Steven W. Berglund, our President and Chief Executive Officer (our “CEO”);

•	Francois Delepine, our Chief Financial Officer (our “CFO”);

•	Bryn A. Fosburgh, our Vice President;

•	Christopher W. Gibson, our Vice President; and

•	James Veneziano, our Vice President.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2015. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation decisions for our executive officers, including the Named Executive Officers, for fiscal 2015, including the key factors that the Compensation Committee considered in determining their compensation.

Management Changes

On January 19, 2016, we announced that Mr. Delepine, our CFO, would leave that position effective February 1, 2016 and depart the Company in early March 2016. At that time, we also announced that Robert Painter, our Vice President and General Manager of Trimble Buildings, would become our new Chief Financial Officer effective February 1, 2016.

Executive Summary

Fiscal 2015 Business Performance

Trimble is a leading provider of technology solutions that optimize the work processes of office and mobile field professionals around the world. Our comprehensive work process solutions are used across a range of industries including agriculture, architecture, civil engineering, construction, environmental management, government, natural resources, transportation and utilities. Trimble focuses on integrating its broad technological and application capabilities to create vertically-focused, system-level solutions that transform how work is done within the industries we serve. The integration of sensors, software, connectivity, and information in our portfolio gives us the unique ability to provide an information model and management tools specific to the customer’s workflow.

In 2015, Trimble continued to experience the effects of a strong dollar and relative weakness in several of our key vertical and geographic markets. The Company’s total revenue decreased by $105.1 million, or 4%, to $2.29 billion from $2.40 billion in fiscal 2014. Overall revenue was primarily impacted by foreign currency effects, as well as declines due to oil and gas and agricultural market conditions, partially offset by acquisitions and improved growth in building construction and transportation and logistics.

GAAP operating income was $154.4 million, down 41 percent as compared to fiscal 2014. GAAP operating margin was 6.7 percent of revenue as compared to 10.9 percent of revenue in fiscal 2014. Non-GAAP operating income of $389.9 million was down 19 percent as compared to fiscal 2014, and accordingly non-GAAP operating margin was 17.0 percent of revenue as compared to 20.0 percent of revenue in fiscal 2014.*

GAAP net income was $121.1 million, down 43 percent as compared to fiscal 2014. Diluted GAAP earnings per share were $0.47 as compared to diluted GAAP earnings per share of $0.81 in fiscal 2014. Non-GAAP net income of $291.8 million was down 25 percent as compared to fiscal 2014. Diluted non-GAAP earnings per share were $1.13 as compared to diluted non-GAAP earnings per share of $1.46 in fiscal 2014.*

During fiscal 2015, Trimble repurchased $234.4 million of its common stock, through a combination of open market purchases and an accelerated share repurchase program. Approximately $250 million remains under the current share repurchase authorization.

Management of the Company responded to market conditions with financial discipline and an emphasis on cost control in negatively affected businesses, which positively impacted the second half of the year, while at the same time continuing to invest in businesses that showed growth, including

*	A detailed reconciliation of the Company’s GAAP financial measures to each of the non-GAAP financial measures described is included in the Company’s Annual Report on Form 10-K filed on February 24, 2016 under the section titled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

building construction and transportation and logistics. Compensation paid to our Named Executive Officers for 2015 reflects the Company’s overall financial performance, and the fact that the Company did not meet its revenue and operating income targets.

Fiscal 2015 Executive Compensation Highlights

Based on our overall operating environment and these results, the following key compensation actions were taken with respect to the Named Executive Officers for fiscal 2015:

•	No Base Salary Increases—Their annual base salaries were maintained at the same levels as those set in May 2014.

•

Short-Term Cash Bonuses—Their cash bonuses earned for 2015 ranged from 8% to 42% of their target cash bonus opportunities. Our CEO earned a cash bonus of $173,654, equal to 16% of his target award. Target incentive opportunities for the 2015 fiscal year continued to be 125% of the annual base salary for our CEO, and 80% of the respective base salaries for each of our other Named Executive Officers.

•

Introduced Performance Stock Unit Awards in Place of Stock Options—The long-term compensation mix was modified to include performance stock unit (“PSU”) awards for shares of our common stock. These shares will be earned, if at all, based on our total shareholder return compared to the total shareholder return of the component stocks of the S&P 500 Index measured over a three-year performance period. For fiscal 2015, these PSU awards replaced the grant of options to purchase shares of our common stock.

•

Modified Vesting Schedule of Restricted Stock Unit Awards—The vesting schedule of our restricted stock unit (“RSU”) awards was modified to change from full vesting at the end of a three-year period to annual vesting of 33.3% of the award each year over a three-year period.

•

Long-Term Incentive Compensation—Granted long-term incentive compensation opportunities in the form of time-based RSU awards that may be settled for shares of our common stock, and PSU awards that also may be settled for shares of our common stock subject to achievement of specified performance objectives over a three-year performance period, in amounts ranging from target levels of approximately $1.3 million to $1.7 million for Named Executive Officers other than our CEO and a target level of approximately $7.7 million for our CEO. Approximately 72% of the target long-term incentive value awarded to our CEO was awarded in the form of PSUs.

Pay-for-Performance Discussion

We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers with the goal of aligning executive officers’ interests with those of our shareholders. To ensure our executive officers’ interests are aligned with those of our shareholders and to motivate and reward individual initiative and effort, a substantial portion of their target annual total direct compensation opportunity is “at-risk” and will vary above or below target levels commensurate with our performance.

In fiscal 2015, to strengthen the connection between our performance and the compensation of our executive officers, we introduced PSU awards for shares of our common stock into our executive compensation program, thereby replacing options to purchase shares of our common stock as one of the forms of equity used to deliver long-term incentive compensation opportunities. We believe that PSU awards serve the desired performance orientation of our executive compensation program by appropriately rewarding our executive officers for delivering financial results that meet or exceed our long-term strategic objectives.

The combination of our cash bonus plan and our other performance-based incentive compensation opportunities represented a majority of the target total direct compensation opportunities of our executive officers, including our CEO and the other Named Executive Officers.

We believe that this design provides balanced incentives for our executive officers to drive financial performance and long-term growth. To ensure that we remain faithful to our compensation philosophy, the Compensation Committee regularly evaluates the relationship between the reported values of the equity awards granted to our executive officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our total shareholder return over this period.

Shareholder Advisory Vote on Executive Compensation

At our 2015 annual meeting of shareholders, we conducted a non-binding shareholder advisory vote on the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote). Our shareholders approved the Say-on-Pay proposal with approximately 89% of the votes cast in favor of the proposal. We believe that this result demonstrates that our shareholders are generally supportive of our executive compensation program.

As the Compensation Committee has reviewed our executive compensation policies and practices since that vote, it has been mindful of the level of support our shareholders have expressed for our approach to executive compensation. As a result, following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our general approach to executive compensation, while introducing new performance based elements in our long term equity incentives.

We value the opinions of our shareholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers.

With regard to the separate non-binding shareholder advisory vote on the frequency of future non-binding stockholder advisory votes on the compensation of our named executive officers (commonly known as a “Say-When-on-Pay” vote) conducted at our 2011 annual meeting of shareholders, our shareholders cast the highest number of votes for voting on an annual basis, compared to every two or three years. In light of this result and other factors considered, our Board of Directors determined that we will hold annual Say-on-Pay votes until the next required Say-When-on-Pay vote, which will occur at our 2017 annual meeting of shareholders.

Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal 2015:

•	Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

•

Independent Compensation Committee Advisor. The Compensation Committee engaged its own compensation consultant to assist with its fiscal 2015 compensation reviews. This consultant performed no consulting or other services for the Company in 2015.

•

Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

•

Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term shareholder interests, including the following:

•

Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on Company performance, as well as short-term cash and long-term equity incentives to align the interests of our executive officers and shareholders;

•

No Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements or retirement plans or arrangements to our executive officers that are different from or in addition to those offered to our other employees;

•	Limited Perquisites. We provide limited perquisites or other personal benefits to our executive officers;

•	No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than related to standard relocation benefits;

•

No Special Health or Welfare Benefits. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees;

•	No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits;

•	Stock Ownership Policy. We maintain a stock ownership policy that requires our CEO to maintain a minimum ownership level of our common stock; and

•	Policy Prohibiting Hedging of our Equity Securities. We prohibit our executive officers, directors, and other employees from hedging our securities.

Executive Compensation Philosophy and Program Design

Compensation Philosophy

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•	Establish compensation opportunities that are competitive, reward performance, and maintain internal equity;

•	Attract, motivate, and retain highly talented executive officers by providing compensation opportunities that are competitive and reward for performance; and

•	Align the interests of our executive officers with the interests of our shareholders by creating long-term shareholder value.

Our current practice is to combine a mixture of compensation elements that balance achievement of our short-term goals with our long-term performance. We provide short-term incentive compensation opportunities in the form of an annual cash bonus plan, which focuses on our yearly operating results, and we provide long-term incentive compensation opportunities in the form of equity awards, including PSU awards that are earned only if we deliver meaningful results over a multi-year period relative to the performance of the S&P 500 over that same time period, and RSU awards that derive additional value from increases in our share price over time and that are subject to multi-year vesting requirements. We do not have a specific policy on the percentage allocation between short-term and long-term compensation elements.

We also believe that the compensation of our CEO should be primarily influenced by our overall financial performance and total shareholder return. The Compensation Committee endeavors to set the compensation of our CEO within a range of compensation provided to similarly-situated chief executive officers of the companies in our compensation peer group, as adjusted by its consideration of the particular factors influencing our performance.

Governance of Executive Compensation Program

Role of the Compensation Committee

The Compensation Committee has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our CEO as well as our other executive officers. The Compensation Committee makes recommendations to our full Board of Directors regarding the compensation of our CEO and our other executive officers, including the other Named Executive Officers, and our full Board of Directors (with the exception of our CEO) makes all final decisions regarding his compensation and the compensation of our other executive officers. The Compensation Committee retains a compensation consultant (described below under “Role of the Compensation Consultant”) to provide support to the Committee in its review and assessment of our executive compensation program.

The Compensation Committee reviews the base salary levels, cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers, including our CEO and the other Named Executive Officers, each fiscal year at the beginning of the year, or more frequently as warranted. Adjustments are generally effective in May of each fiscal year.

The Compensation Committee does not establish specific targets for the total direct compensation opportunities of our executive officers, including our CEO and the other Named Executive Officers. When selecting and setting the amount of each compensation element, the Compensation Committee considers the following factors:

•	the Company’s performance against the financial and operational objectives established by the Compensation Committee and our Board of Directors;

•	each individual executive officer’s skills, experience, and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;

•	the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;

•

the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

•	compensation parity among our executive officers;

•	our financial performance relative to our peers; and

•	the compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.

Role of Chief Executive Officer

In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and considers them as one factor in determining and approving the compensation for our Named Executive Officers (other than our CEO) and other executive officers. Our CEO recuses himself from all discussions and recommendations regarding his own compensation.

Role of Compensation Consultant

The Compensation Committee engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review.

For fiscal 2015, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm (“Compensia”), as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for senior executives, and with the data analysis and selection of the compensation peer group. For fiscal 2015, the scope of Compensia’s engagement included:

•	the review and analysis of the compensation for our executive officers, including our CEO and the other Named Executive Officers;

•	supporting the design and implementation of changes to the executive long term incentive strategy; and

•	the research, development, and review of our compensation peer group.

The terms of Compensia’s engagement include reporting directly to the Compensation Committee and to the Compensation Committee chairman. Compensia also coordinates with our management for data collection and job matching for our executive officers.

In fiscal 2015, Compensia did not provide any other services to the Company. The Compensation Committee has evaluated Compensia’s independence pursuant to the listing standards of the NASDAQ and the relevant SEC rules and has determined that no conflict of interest has arisen as a result of the work performed by Compensia.

Competitive Positioning

For purposes of comparing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a group of peer companies. This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization, geographical location, and number of employees. In developing the compensation peer group for fiscal 2015, the following criteria were observed in identifying comparable companies:

•	similar industry and competitive market for talent;

•	within a range of 0.5x to 2.0x of our revenue; and

•	within a range of 0.3x to 3.0x of our market capitalization.

At the beginning of fiscal 2015, the Compensation Committee used the following compensation peer group to assist with the determination of compensation for our executive officers, including the Named Executive Officers, which was the same compensation peer group that was used by the Compensation Committee in fiscal 2014. The information in the table below is based on financial data from S&P’s Research Insight and reflects financial data available at that the time the peer group companies were selected.

Peer Company	Last Four Quarters Revenue (in millions) [1]	Market Capitalization (in millions) [2]	1-Year Revenue Growth [1]	Fiscal Year End Headcount [3]
ARRIS Group	$4,925	$4,676	138%	6,500
Atmel	$1,395	$3,777	-1%	5,000
Autodesk	$2,296	$12,693	0%	7,600
Brocade Communications	$2,197	$4,035	-3%	4,143
CA Technologies	$4,456	$12,658	-3%	12,700
Cadence Design Systems	$1,501	$4,995	7%	5,700
Citrix Systems	$3,048	$11,937	9%	9,166
Equinix	$2,293	$10,567	13%	3,500
FLIR Systems	$1,479	$4,831	2%	2,839
JDS Uniphase	$1,716	$2,847	2%	4,900
Juniper Networks	$4,859	$11,391	9%	9,483
Linear Technology	$1,388	$10,993	8%	4,306
Nuance Communications	$1,888	$5,848	4%	12,000
PTC	$1,335	$4,509	5%	6,000
Synopsys	$1,984	$6,014	6%	8,573
Varian Medical Systems	$3,008	$8,749	3%	6,400
75th Percentile	$3,018	$11,093	8%	8,721
Median	$2,091	$5,931	4%	6,200
25th Percentile	$1,495	$4,634	1%	4,752
Trimble Navigation	$2,337	$8,710	12%	7,086
(1)	Based on the most recent information publicly available as of September 2014. In most cases, including for the Company, this represents trailing four quarter performance as of the June 2014 quarter end.
(2)	Market capitalization reflects the 30-day average stock price for each company as of August 1, 2014.
(3)	Headcount information based on the most recent fiscal year end for each company prior to October 2014.

In November 2015, with the assistance of its compensation consultant, the Compensation Committee updated the compensation peer group. In identifying potential peer companies at that time, the Compensation Committee relied on the same financial criteria described above and that was used in selecting the compensation peer group at the beginning of 2015. Changes to the compensation peer group included the removal of Atmel, Equinix, Linear Technology, Varian Medical Systems, and JDS

Uniphase and the addition of Keysight Technologies, Motorola Solutions, Roper Technologies, Teledyne Technologies, and Zebra Technologies, with additions and removals based on the above financial criteria.

The Compensation Committee approved the following updated compensation peer group to assist with the determination of compensation for our executive officers at the end of fiscal 2015. The information in the table below is based on financial data from S&P’s Research Insight and reflects financial data available at that the time the peer group companies were selected.

Peer Company	Last Four Quarters Revenue (in millions) [1]	Market Capitalization (in millions) [2]	1-Year Revenue Growth [1]	Fiscal Year End Headcount [3]
ARRIS Group	$5,144	$3,797	5%	6,660
Autodesk	$2,539	$10,403	7%	8,823
Brocade Communications	$2,239	$4,264	2%	4,161
CA Technologies	$4,170	$11,875	-5%	11,600
Cadence Design Systems	$1,651	$5,807	10%	6,100
Citrix Systems	$3,168	$10,792	4%	10,081
FLIR Systems	$1,547	$3,967	5%	2,741
Juniper Networks	$4,517	$9,727	-7%	8,806
Keysight Technologies	$2,868	$5,381	0%	9,600
Motorola Solutions	$5,850	$13,384	-2%	15,000
Nuance Communications	$1,929	$5,053	2%	14,000
PTC	$1,309	$3,685	-2%	6,444
Roper Technologies	$3,592	$15,979	4%	10,137
Synopsys	$2,194	$7,221	8%	9,436
Teledyne Technologies	$2,366	$3,381	1%	9,800
Zebra Technologies	$2,883	$4,202	156%	6,800
75th Percentile	$3,736	$10,500	5%	10,095
Median	$2,703	$5,594	3%	9,129
25th Percentile	$2,128	$4,143	-1%	6,606
Trimble Navigation	$2,317	$4,773	-4%	8,217
(1)	Based on the most recent information publicly available as of October 2015. In most cases, including for the Company, this represents trailing four quarter performance as of the June 2015 quarter end.
(2)	Market capitalization reflects the 30-day average stock price for each company as of August 31, 2015.
(3)	Headcount information based on the most recent fiscal year end for each company prior to October 2015.

The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.

The Compensation Committee uses data drawn from our compensation peer group, as well as data from the Radford Global Technology executive compensation survey to evaluate the competitive market when determining the total direct compensation packages for our executive officers, including base salary, target cash bonus opportunities, and long-term incentive compensation. Radford provides compensation market intelligence, and is widely used within the technology industry. In addition, subsets of the Radford Global Technology executive compensation survey were incorporated into the competitive assessment prepared by the Compensation Committee’s compensation consultant and used by the Compensation Committee to evaluate the compensation of our executive officers, including our CEO and the other Named Executive Officers. Specifically, the Compensation Committee received a custom output of survey results reflecting only companies from our compensation peer group in addition to survey results tailored solely based on revenue.

The executive compensation survey data supplements the compensation peer group data and provides additional information for the Named Executive Officers and other vice president positions for which there is less public comparable data available.

Individual Compensation Elements

In fiscal 2015, the principal elements of our executive compensation program, and the purposes for each element, are summarized in the table below.

Element	Form of Compensation	Purpose
Base Salary	Cash	Designed to attract and retain highly talented executives by providing pay opportunities that are competitive in the market and reward performance
Short Term Cash Bonus Opportunities	Cash	Designed to motivate our executives to achieve business goals and provide financial incentives when the Company and business areas meet or exceed annual goals and targets established under the incentive plan
Long Term Incentives (Equity Awards)	Performance stock unit awards and restricted stock unit awards	Designed to align the interests of our executives with the interests of our shareholders by motivating our executives to achieve long term shareholder value

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers, including our CEO and the other Named Executive Officers, and is an important element of compensation intended to attract and retain highly-talented individuals.

Using the competitive market data provides by its compensation consultant, the Compensation Committee reviews and adjusts the base salaries for each of our executive officers, including our CEO and each of the other Named Executive Officers, as part of its annual executive compensation review. In addition, the base salaries of our executive officers may be adjusted by the Compensation Committee in the event of a promotion or significant change in responsibilities.

Generally, the Compensation Committee sets base salaries with reference to the competitive range of the market median of our compensation peer group and applicable executive compensation survey data. Although we set base salaries within a competitive range of the market median, the actual positioning will also be based on the Compensation Committee’s assessment of the factors described above.

In May 2015, consistent with the recommendation of management, the Board of Directors and the Compensation Committee determined to maintain the annual base salaries of our executive officers, including our CEO and the other Named Executive Officers, at their fiscal 2014 levels. In making this decision, they considered our performance and percentile rankings compared to the companies in the compensation peer group, the current risks and challenges facing us, as well as the individual qualifications, skills, and past performance of the executive officers.

The base salaries of our CEO and the other Named Executive Officers for fiscal 2015 that were established in May 2015, remained unchanged from the base salaries for fiscal 2014 that were established in May 2014:

Named Executive Officer	Fiscal 2014 Base Salary Rate (1)	Fiscal 2015 Base Salary Rate (1)	Percentage Adjustment
Mr. Berglund	$860,000	$860,000	0%
Mr. Delepine	$425,000	$425,000	0%
Mr. Fosburgh	$425,000	$425,000	0%
Mr. Gibson	$425,000	$425,000	0%
Mr. Veneziano	$380,000	$380,000	0%
(1)	Reflects the annual salary rate approved by the Compensation Committee. Annual changes to base salaries, if any, are generally effective in May of each fiscal year.

The salaries paid to our CEO and the other Named Executive Officers in fiscal 2015 are set forth in the “Summary Compensation Table” below.

Short-Term Cash Bonuses

We use a short-term cash bonus plan to motivate our executive officers and other participants to achieve our annual and quarterly business goals. In fiscal 2015, our Board of Directors adopted the Annual Management Incentive Plan for fiscal 2015 (the “2015 MIP”) to provide financial incentives for the Company as a whole and our individual business sectors and divisions to meet or exceed the annual goals and targets established under our fiscal 2015 annual operating plan. Senior-level managers, our executive officers, including our CEO and the other Named Executive Officers, and certain other individual employees were eligible to participate, upon approval by our CEO, or by our Board of Directors with respect to our CEO, in the 2015 MIP.

Target Cash Bonus Opportunities

Cash bonuses under the 2015 MIP were based upon an eligible percentage of each participant’s base salary within a range of target incentive opportunities. The target cash bonus opportunities for our executive officers, including the Named Executive Officers (other than our CEO) are recommended by our CEO to the Compensation Committee, and approved by our Board of Directors. The target cash bonus opportunity for our CEO is recommended by the Compensation Committee and approved by the independent members of our Board of Directors. For fiscal 2015, the target cash bonus opportunities for our executive officers, including our CEO and the other Named Executive Officers, were maintained at their fiscal 2014 levels. Specifically, the target incentive opportunities for the 2015 fiscal year were as follows: for our CEO, 125% of his annual base salary; and for Messrs. Delepine,

Fosburgh, Gibson and Veneziano, 80% of each of their respective annual base salaries. Potential cash bonuses for our executive officers, including our CEO and the other Named Executive Officers, under the 2015 MIP could range from zero to 300% of their target cash bonus opportunity.

Bonus Plan Performance Measure

For purposes of the 2015 MIP, our Board of Directors selected operating income as the corporate performance measure. For this purpose, “operating income” is determined as follows: (i) with respect to a sector or division, operating income for that sector or division; and (ii) with respect to the Company as a whole, operating income for the Company adjusted for restructuring costs, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs, and litigation expenses. A sector is a grouping of divisions within the Company. Because of these adjustments, the 2015 MIP used a non-GAAP measure of operating income. References to operating income in the context of the 2015 MIP targets refer to this non-GAAP measure, unless otherwise noted.

Bonus Plan Formula

In the case of our CEO and the other Named Executive Officers, actual payments under the 2015 MIP were dependent on our actual operating income results relative to the operating income goals established for him. For our CEO and CFO, payments under the 2015 MIP were dependent upon achievement of pre-established operating income goals for the Company as a whole and, for Messrs. Fosburgh, Gibson, and Veneziano, the achievement of the pre-established revenue and operating income goals for the Company as a whole and for their respective business sectors, each constituting 50% of their respective target bonus amounts. Operating income goals were established for the Company and for each business sector for each quarter and for the full fiscal year.

Each Named Executive Officer was eligible to receive approximately 15% of his target cash bonus opportunity for each quarter if quarterly operating income goals were achieved, and was eligible to receive his full target cash bonus opportunity if full year revenue and operating income goals were achieved. The target cash bonus opportunities based on quarterly and annual performance operated independently. For example, it was possible for a Named Executive Officer to achieve the quarterly goals for revenue and operating income and receive quarterly payments, but not achieve an annual goal for revenue and operating income. Similarly, it was possible for a Named Executive Officer to receive an annual bonus amount if full year revenue and operating income goals were achieved, even if not all prior quarterly income goals had been achieved. The amount of any quarterly cash bonus payments based on the achievement of quarterly goals are deducted from the annual bonus amount, if any.

At the end of the year, an annual bonus amount for each executive was determined based on full year operating income results, and, in the cases of Messrs. Fosburgh, Gibson and Veneziano, on the annual operating income results of their respective business sectors. Additionally, threshold levels of revenue and operating income for the Company and for the sectors applicable to each Named Executive Officer must be met in order for any bonus to be paid based upon annual results. The amount of this annual bonus amount can vary from 0% to 300% of each Named Executive Officer’s bonus target for the full fiscal year, calculated on a sliding scale, as described below.

Named Executive Officers were required to remain continuously employed through a payment date to be entitled to a payment for the applicable period.

The following table sets forth the 2015 MIP operating income goals and the operating income results applicable to the bonus payment for each of the Named Executive Officers (in millions).

	Q1		Q2		Q3		Q4		2015		Annual Thresholds
	Target	Actual	Target	Actual	Target	Actual	Target	Actual	Target	Actual	Achieved?[1]
Corporate	$97	$97	$116	$97	$123	$105	$134	$91	$470	$390	N
Sector (Gibson)	$20	$9	$37	$19	$42	$25	$42	$16	$141	$69	N
Sector (Veneziano)	$28	$31	$30	$28	$34	$33	$37	$33	$129	$125	Y
Sector (Fosburgh)	$21	$13	$33	$26	$40	$32	$40	$24	$134	$95	N
(1)	Payment of the annual portion of the bonus is contingent upon achievement of threshold revenue and operating income levels for the full fiscal year.

The relationship between the minimum operating income threshold, target and maximum performance, and the bonus earned under the annual portion of the MIP is detailed in the table below. The formula provides for payments based upon partial achievement of operating income goals above the minimum threshold shown below on a linear interpolated basis between 0 and 100% achievement of operating income goals, and on an upward sloping linear interpolated basis between 100 and 300% achievement of operating income goals.

	Operating Income Goals (in millions)
Incentive Payout as a % of Target	Company	Sector (Gibson)	Sector (Veneziano)	Sector (Fosburgh)
0%	$418	$121	$114	$115
100%	$470	$141	$129	$134
200%	$500	$162	$158	$164
300%	$550	$192	$197	$200

Bonus Payments

The actual cash bonus payments earned by our CEO and the other Named Executive Officers under the 2015 MIP ranged from 8% to 42% of their target cash bonus opportunities. The following table sets forth the target cash bonus opportunities, weighting of corporate and sector operating income goals, the actual achievement level relative to these target levels, and the actual cash bonus payment for fiscal 2015 for the Named Executive Officers for fiscal 2015:

	Target Bonus		Bonus Weighting		% Achievement		Actual Bonus
Named Executive Officer	% of Base	Value ($K)	Corporate	Sector	Corporate	Sector	% of Target Bonus	Earned Value ($K)
Steven W. Berglund	125%	$1,075	100%	0%	16%	N/A	16%	$174
Francois Delepine	80%	$340	100%	0%	16%	N/A	16%	$55
Christopher W. Gibson	80%	$340	50%	50%	16%	0%	8%	$27
James Veneziano	80%	$304	50%	50%	16%	68%	42%	$128
Bryn A. Fosburgh	80%	$340	50%	50%	16%	0%	8%	$27

The cash bonus payments made to our CEO and the other Named Executive Officers for fiscal 2015 are set forth in the “Summary Compensation Table” below.

Long-Term Incentive Compensation

The Compensation Committee and the Board of Directors view long-term incentive compensation in the form of equity awards as an important component of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create value for our shareholders. Equity awards also help us retain qualified executive officers in a competitive market.

Long-term incentive compensation opportunities in the form of equity awards are granted by our Board of Directors, based on the recommendations of the Compensation Committee. The amount and forms of such equity awards are determined by the Compensation Committee after considering factors such as individual performance, future potential, ability to influence our long term growth and profitability, and importance to our success. The amounts of the equity awards are also intended to provide competitively-sized awards and resulting target total direct compensation opportunities within a competitive range of the market median relative to our compensation peer group and Radford survey data for similar roles and positions for each of our executive officers, taking into consideration business results, internal equity, experience, and individual performance.

In June 2015, the Compensation Committee determined that the equity awards to be granted to our executive officers should be in the form of PSU awards and time-based RSU awards for shares of our common stock. The Compensation Committee decided that, to further align the interests of our executive officers and our shareholders, the PSU awards would replace options to purchase shares of our common stock, which had been granted in previous years, and would account for at least 50% of the economic value of long-term incentives awarded to each Named Executive Officer.

We have historically granted equity to our executives on two dates during each fiscal year. In 2015, those grants dates were in July and November. These latter equity awards are granted following completion of an updated competitive market analysis by the Compensation Committee’s compensation consultant. At that time, the Compensation Committee, following receipt of award recommendations by our CEO, reviews this analysis, as well as both Company and individual performance, and recommends to our Board of Directors additional equity awards at levels intended to ensure that our executive officers’ target total direct compensation for the year is both market competitive and an appropriate reflection of their performance.

In July and November 2015, the Compensation Committee recommended, and our Board of Directors approved, the following equity awards for our CEO and the other Named Executive Officers:

Named Executive Officer	July Performance Stock Unit Awards (# of shares)	November Restricted Stock Unit Awards (# of shares)	November Performance Stock Awards (# of shares)	Aggregate Grant Date Fair Value of Equity Awards ($)
Mr. Berglund	100,000	94,430	75,370	$7,721,770
Mr. Delepine	16,200	25,600	9,400	$1,387,950
Mr. Fosburgh	23,900	31,950	8,050	$1,714,813
Mr. Gibson	13,700	24,350	10,650	$1,328,263
Mr. Veneziano	16,000	25,500	9,500	$1,383,175

PSU awards

The PSU awards granted to our executive officers are designed to link executive compensation with increased stockholder value. For the July grant of PSUs, the actual number of shares of our common stock for which the PSU awards may be settled varies based on our total shareholder return (“TSR”) relative to the total shareholder return of the components of the S&P 500 Index during the performance period, which commences on July 8, 2015 and concludes on March 31, 2018 (the “Performance Period”). The Compensation Committee selected the S&P 500 Index as the most appropriate reference from which to evaluate our performance because it represents a reliable indicator of the general economy and reflects the unique and diverse nature of our operations. While the approved design of the PSU program includes a three year performance period, the initial grant of PSUs in July 2015 featured a shortened performance period based upon the timing of completion of PSU award design.

In November 2015, the Compensation Committee approved equity grants for our Named Executive Officers consisting of a mix of RSUs and PSUs that maintained the target allocation of at least 50% of long-term incentive value in the form of PSUs. The design of the November grants of PSUs included a performance period ending on the same date as the July awards. The design features of the November PSU grants are the same as the July grants in all respects other than the performance period, which begins on November 6, 2015 and ends on March 31, 2018.

For purposes of the PSU awards, the payout range based on our TSR relative to the S&P 500 Index over the Performance Period is as follows:

Relative TSR Compared to Percentile Ranking across S&P 500 Member Companies	Payout Percentage of Target. (# of shares)
Maximum: 80th percentile or above	200%
Target: 50th percentile	100%
Threshold: 25th percentile	50%
Below threshold	0%

For purposes of the PSU awards, TSR for the Company and the components of the S&P 500 Index will be based on the 30-trading day average stock price through the final day of the Performance Period and the 30-trading day average stock price prior to the commencement of the Performance Period, including the reinvestment of dividends where applicable to S&P 500 Index components.

The design features of the November PSU grant are the same as the July grant in all respects other than the performance period, which begins on November 6, 2015 and ends on March 31, 2018.

RSU Awards

The RSU awards granted to our executive officers in November 2015 vest in equal annual installments over the three-year period from the date of grant, contingent upon an executive officer remaining continuously employed by us through each applicable vesting date. This vesting schedule differs from prior RSU awards which vested in full on the third anniversary of the grant date, contingent upon the executive officer remaining continuously employed by us through the vesting date. Upon vesting, the RSU awards may be settled by issuing the number of shares of our common stock, or by a cash payment equal to the fair market value of the shares on the vesting date, or a combination of shares and cash, at the discretion of the Company.

The equity awards granted to our CEO and the other Named Executive Officers in fiscal 2015 are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table below.

Welfare and Health Benefits

Our executive officers, including our CEO and the other Named Executive Officers, are eligible to receive the same employee benefits that are generally available to all our full-time employees, subject to the satisfaction of certain eligibility requirements. These benefits include health and welfare, benefits generally available to all U.S. employees. In addition, employees, including our executive officers, are eligible to participate in our Section 401(k) retirement plan. Participants in the Section 401(k) plan in general may receive up to $2,500 per year in matching Company contributions.

In structuring these benefits, we provide an aggregate level of benefits that are comparable to those provided by similar companies. Certain of the Named Executive Officers participate in our Non-Qualified Deferred Compensation Plan, further discussed below under “Post-Employment Compensation.” In addition, we pay the life insurance premiums on behalf of our CEO and the other Named Executive Officers, as part of our general death benefits for full time employees.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our CEO and the other Named Executive Officers, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During fiscal 2015, neither our CEO nor any of the other Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual, except for contributions made by the Company on behalf of Mr. Gibson to the Company’s Deferred Compensation Plan, as described below.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Employment Arrangements

We have entered into a written employment agreement with our CEO and have written employment offer letters with each of our other executive officers, including the other Named Executive Officers. In filling each of our executive positions, we recognized the need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, in formulating these compensation packages, we were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations. Each of these arrangements provides for “at will” employment.

In the case of our CEO and CFO, their employment arrangements also provide for certain payments and benefits in the event of certain qualifying terminations of employment regardless of whether a change in control of the Company has occurred. These post-employment compensation terms are discussed in greater detail in the “Post-Employment Compensation” section below.

In connection with Mr. Gibson’s relocation to the United States, the Company entered into a letter of assignment dated June 11, 2008, as amended December 20, 2009, under which the Company agreed to repatriate Mr. Gibson to England at the Company’s expense in the event of Mr. Gibson’s termination of employment by the Company (other than for gross misconduct) at any time or, in the event of Mr. Gibson’s retirement from the Company after 2016. The letter of assignment does not provide for a tax “gross-up” obligation by the Company in the event that any additional taxes become payable by Mr. Gibson under these arrangements. Additionally, the Company agreed to contribute 5% of Mr. Gibson’s annual base salary and MIP earnings to the Company’s Deferred Compensation Plan on Mr. Gibson’s behalf, contingent on Mr. Gibson contributing matching funds.

Post-Employment Arrangements

We have entered into change in control severance agreements (the “Severance Agreements”) with each of our executive officers including our CEO and the other Named Executive Officers. We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers. The Severance Agreements are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

The Compensation Committee does not consider the specific amounts payable under the Severance Agreements when establishing annual compensation. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.

We believe that these arrangements are designed to align the interests of our executive officers and our shareholders when considering our long-term future. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of our shareholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officer and our shareholders.

For detailed descriptions of the employment arrangements and post-employment arrangements we maintain with our Named Executive Officers referenced above, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments on a Change in Control and Upon Qualifying Termination Following a Change in Control” below.

Other Compensation Policies and Practices

Equity Awards Grant Policy

Our Board of Directors may grant equity awards while the directors are in possession of material, non-public information. Due to the fact that our Board of Directors’ regular meetings are timed to coincide with the preparation of our quarterly financial results, equity awards have and will be granted shortly before an earnings release. The Compensation Committee or our Board of Directors may also grant equity awards at a special meeting, or by unanimous written consent, in special circumstances, such as to facilitate the hiring of a key executive officer.

All equity awards are granted to our executive officers pursuant to the Company’s 2002 Stock Plan. Options to purchase shares of our common stock are granted with an exercise price equal to the fair market value of our common stock on the date of grant.

Stock Ownership Policy

We maintain a stock ownership policy for our chief executive officer and the non-employee members of our Board of Directors to further align their respective interests with the interests of our shareholders, and to further promote our commitment to sound corporate governance. This policy requires our chief executive officer to own a minimum number of shares of our common stock equal to a value of five times his or her annualized base salary. The non-employee members of our Board of Directors are required to own a minimum number of shares of our common stock shares equal to a value of $200,000.

The number of shares necessary to meet the minimum ownership level may be accumulated during the first five years following adoption of the guidelines or, if later, during the first five years after becoming chief executive officer or a member of our Board of Directors, as applicable. The shares of our common stock counted toward the ownership guidelines include shares owned directly and indirectly, provided there is an economic interest in the shares. For our CEO, this ownership level must be attained within five years from the date the policy was adopted. As of the end of fiscal 2015, Mr. Berglund had achieved his required ownership level.

Policy Prohibiting Hedging

We have a policy that prohibits all hedging or monetization transactions, which could result in a director, officer or employee to continue to own the covered securities at issue, but without the full risks and rewards of ownership. If that were to occur, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. The Company considers it improper and inappropriate for its employees, including its Named Executive Officers, to engage in such transactions, and has expressly prohibited such activity under its Insider Trading Policy.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to their chief executive officer and each of the three other most highly-compensated executive officers (other than the chief executive officer and chief financial officer) whose compensation is required to be disclosed to our shareholders under the Exchange Act in any taxable year. Remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of Section 162(m) or qualifies for one of the other exemptions from the deductibility limit. In making compensation decisions, the Compensation Committee considers the potential effects of Section 162(m) on the compensation paid to our CEO and the other Named Executive Officers.

Where reasonably practicable, the Compensation Committee seeks to qualify the performance-based incentive compensation paid or awarded to our CEO and the other Named Executive Officers for the “performance-based compensation” exemption from the deductibility limit of Section 162(m). As such, in approving the amount and form of compensation for the Named Executive Officers, the Compensation Committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m). To maintain flexibility in compensating the Named Executive Officers in a manner designed to promote varying corporate goals, however, the Compensation Committee has not adopted a policy that all compensation payable to our CEO and the other Named Executive Officers that is subject to Section 162(m) must be deductible for federal income tax purposes. From time to time, the Compensation Committee may, in its judgment, approve compensation for our CEO and the other Named Executive Officers that does not comply with an exemption from the deductibility limit when it believes that such compensation is in the best interests of the Company and our shareholders.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board of Directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Committee Report

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management, and, based on this review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Submitted by the Compensation Committee of the Company’s Board of Directors,

Börje Ekholm, Member	Ronald S. Nersesian, Member	Nickolas W. Vande Steeg, Chairman
Compensation Committee	Compensation Committee	Compensation Committee

Also submitted by the Company’s Board of Directors other than with respect to the Tax and Accounting Treatment section of the Compensation Discussion and Analysis,

Steven W. Berglund	Kaigham (Ken) Gabriel	Merit E. Janow	Ulf J. Johansson	Mark S. Peek

Executive Compensation Tables

This section includes the executive compensation tables required by Item 402 of Regulation S-K, promulgated under the Securities Act of 1933, as amended.

Summary Compensation Table

The following table sets forth the compensation information for the 2015, 2014 and 2013 fiscal years, respectively, by: (i) all persons who served as the Company’s chief executive officer during the last completed fiscal year; (ii) all persons who served as the Company’s chief financial officer during the last completed fiscal year; and (iii) the three other most highly compensated executive officers of the Company serving at the end of the last completed fiscal year.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary (1)		Stock Awards (2)		Option Awards (2)		Non-Equity Incentive Plan Comp- ensation (1)(3)		All Other Comp- ensation			Total
Steven W. Berglund President & Chief Executive Officer	2015 2014 2013	$ $ $	860,000 838,308 791,250	$ $ $	7,721,770 3,149,687 2,753,922	$ $ $	- 2,754,808 3,034,898	$ $ $	173,654 306,231 714,905	$ $ $	- - -		$ $ $	8,755,424 7,049,034 7,294,975
Francois Delepine Chief Financial Officer	2015 2014	$ $	425,000 416,827	$ $	1,387,950 5,028,350	$ $	- 160,800	$ $	54,923 98,077	$ $	2,500 2,500	(4) (4)	$ $	1,870,373 5,706,554
Bryn A. Fosburgh Vice President	2015 2014 2013	$ $ $	425,000 414,853 392,758	$ $ $	1,714,813 628,168 493,923	$ $ $	- 549,945 556,800	$ $ $	27,462 204,070 260,897	$ $ $	2,500 2,500 2,500	(4) (4) (4)	$ $ $	2,169,775 1,799,536 1,706,878
Chris Gibson Vice President	2015 2014 2013	$ $ $	425,000 402,151 391,053	$ $ $	1,328,263 566,690 556,800	$ $ $	- 494,490 524,811	$ $ $	27,462 121,120 101,893	$ $ $	21,356 1,641 28,005	(5) (5) (5)	$ $ $	1,802,081 1,586,092 1,602,562
James Veneziano Vice President	2015 2014 2013	$ $ $	380,000 361,923 319,500	$ $ $	1,383,175 541,958 554,772	$ $	474,390 531,968	$ $ $	127,805 253,669 293,251	$ $ $	2,500 2,500 2,500	(4) (4) (4)	$ $ $	1,893,480 1,634,440 1,701,991
(1)	The amounts shown in the columns for Salary and Non-Equity Incentive Plan Compensation include amounts earned in the applicable year but deferred at the election of the Named Executive Officer pursuant to the Company’s Non-Qualified Deferred Compensation Plan. The salary amounts shown are for actual amounts paid in each fiscal year. These may differ from the annual base salaries that are established for such year, which are typically set in May.
(2)	The amounts in these columns represent the grant date fair value of stock options and restricted stock unit awards, calculated pursuant to FASB ASC Topic 718, for the year in which the stock option or restricted stock unit award was granted. For a description of the assumptions used in determining the values described in these columns, please refer to “Note 13: Employee Stock Benefit Plans” of the Company’s Annual Report on Form 10-K filed on February 24, 2016. These amounts do not necessarily represent actual value that may be realized. The amounts in this column that relate to PSUs reflect the value based on the probable outcome of the achievement of the applicable performance goals.
(3)	The amounts shown consist of cash bonuses earned under the Management Incentive Plan for 2015.
(4)	The amount represents the Company matching contributions under the Company’s 401(k) plan for the periods in which they accrued. All full-time employees are eligible to participate in the Company’s 401(k) plan.
(5)	The amount represents the Company’s contributions to the Non-Qualified Deferred Compensation Plan on Mr. Gibson’s behalf pursuant to the letter of assignment between the Company and Mr. Gibson dated June 11, 2008, as amended on December 20, 2009.

Grants of Plan-Based Awards

The table below lists the stock option grants, and restricted stock unit awards, and estimated future MIP target incentive opportunities, for each of the Named Executive Officers during the fiscal year ended January 1, 2016.

GRANTS OF PLAN-BASED AWARDS
Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (2)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Steven W. Berglund	Cash Incentive			$1,075,000	$3,225,000
	PSU Award	7/8/2015 (3)				50,000	100,000	200,000		$2,977,000
	PSU Award	11/6/2015 (4)				37,685	75,370	150,740		$2,600,265
	RSU Award	11/6/2015 (5)							94,430	$2,144,505
Francois Delepine	Cash Incentive			$340,000	$1,020,000
	PSU Award	7/8/2015 (3)				8,100	16,200	32,400		$482,274
	PSU Award	11/6/2015 (4)				4,700	9,400	18,800		$324,300
	RSU Award	11/6/2015 (5)							25,600	$581,376
Bryn A. Fosburgh	Cash Incentive			$340,000	$1,020,000
	PSU Award	7/8/2015 (3)				11,950	23,900	47,800		$711,503
	PSU Award	11/6/2015 (4)				4,025	8,050	16,100		$277,725
	RSU Award	11/6/2015 (5)							31,950	$725,585
Chris Gibson	Cash Incentive			$340,000	$1,020,000
	PSU Award	7/8/2015 (3)				6,850	13,700	27,400		$407,849
	PSU Award	11/6/2015 (4)				5,325	10,650	21,300		$367,425
	RSU Award	11/6/2015 (5)							24,350	$552,989
James Veneziano	Cash Incentive			$304,000	$912,000
	PSU Award	7/8/2015 (3)				8,000	16,000	32,000		$476,320
	PSU Award	11/6/2015 (4)				4,750	9,500	19,000		$327,750
	RSU Award	11/6/2015 (5)							25,500	$579,105
(1)	The annual target cash incentive opportunities under the MIP for the 2015 fiscal year were as follows: Mr. Berglund, 125 % of his annual base salary; and Messrs. Delepine, Fosburgh, Gibson, and Veneziano, 80% of each of their respective annual base salaries.
(2)	The grant date fair value for RSUs is measured based on the closing fair market value of our common stock on the date of grant. The grant date fair value for PSUs is calculated based on a Monte-Carlo valuation model as of the date of grant. The fair values were calculated in accordance with FASB ASC 718. For a description of the assumptions used in determining the values described in these columns, please refer to “Note 13: Employee Stock Benefit Plans” of the Company’s Annual Report on Form 10-K filed on February 24, 2016. These amounts do not necessarily represent actual value that may be realized.
(3)	The PSUs granted on July 8, 2015 are scheduled to vest on March 31, 2018, subject to each officer’s continued employment with the Company through the vesting date and satisfaction of performance conditions for the performance period beginning on July 8, 2015 and ending on March 31, 2018. As described under “Compensation Discussion and Analysis”, in each case, between 0% and 200% of the target number of PSUs vest depending on the Company’s relative TSR of its common stock as compared to the TSR of the other companies included in the S&P 500 Index over the performance period, with 100% of the target PSUs vesting if the Company’s TSR is at the 50th percentile.
(4)	The PSUs granted on November 6, 2015 are scheduled to vest on March 31, 2018, subject to each officer’s continued employment with the Company through the vesting date and satisfaction of performance conditions for the performance period beginning on November 6, 2015 and ending on March 31, 2018. As described under “Compensation Discussion and Analysis”, in each case, between 0% and 200% of the target number of PSUs vest depending on the Company’s relative TSR of its common stock as compared to the TSR of the other companies included in the S&P 500 Index over the performance period, with 100% of the target PSUs vesting if the Company’s TSR is at the 50th percentile.

(5)	One third of the time-based RSUs granted on November 6, 2015 vest on each anniversary of the date of the grant such that the restricted stock units become fully vested three years from the date of grant, subject to each Named Executive Officer’s continued employment with the Company through such anniversary date. Upon vesting, the restricted stock units may be settled by issuing the number of shares shown in the table, or by making a cash payment equal to the fair market value of the shares on the vesting date, or a combination of shares and cash, at the discretion of the Company.

Outstanding Equity Awards at Fiscal Year-End

The table below shows the stock options and stock awards outstanding for each of the Named Executive Officers as of the fiscal year ended January 1, 2016.

OUTSTANDING EQUITY AWARDS
Name	Grant Date		Option Awards				Stock Awards
			Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (8)	Equity Incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (9)	Equity Incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (8)
Steven W. Berglund	5/19/2009	(1)	150,000	-	$10.01	5/19/2016
	10/23/2009	(1)	400,000	-	$10.84	10/23/2016
	4/27/2010	(1)	200,000	-	$15.40	4/27/2017
	10/26/2010	(1)	400,000	-	$18.10	10/26/2017
	5/3/2011	(1)	183,334	16,666	$21.53	5/3/2018
	10/28/2011	(1)	333,334	66,666	$20.64	10/28/2018
	5/1/2012	(1)	179,166	70,834	$26.98	5/1/2019
	10/29/2012	(1)	126,666	73,334	$23.53	10/29/2019
	5/7/2013	(2)(3)	107,643	59,032	$28.08	5/7/2020	27,775	$595,774
	10/29/2013	(2)(3)	116,458	98,542	$28.20	10/29/2020	70,000	$1,501,500
	5/9/2014	(2)(3)	-	128,575	$35.02	5/9/2021	42,858	$919,304
	11/6/2014	(2)(3)	-	180,000	$27.48	11/6/2021	60,000	$1,287,000
	7/8/2015	(5)							100,000	$2,145,000
	11/6/2015	(6)							75,370	$1,616,687
	11/6/2015	(7)					94,430	$2,025,524
Francois Delepine	1/6/2014	(4)					60,161	$1,290,453
	6/2/2014	(4)					33,500	$718,575
	11/6/2014	(2)(3)	-	20,000	$27.48	11/6/2021	6,700	$143,715
	7/8/2015	(5)							16,200	$347,490
	11/6/2015	(6)							9,400	$201,630
	11/6/2015	(7)					25,600	$549,120
Bryn A. Fosburgh	5/19/2009	(1)	4,668	-	$10.01	5/19/2016
	10/23/2009	(1)	12,000	-	$10.84	10/23/2016
	4/27/2010	(1)	5,000	-	$15.40	4/27/2017
	10/26/2010	(1)	28,000	-	$18.10	10/26/2017
	5/3/2011	(1)	18,336	4,166	$21.53	5/3/2018
	10/28/2011	(1)	30,666	13,334	$20.64	10/28/2018
	5/1/2012	(1)	35,834	14,166	$26.98	5/1/2019
	10/29/2012	(1)	25,332	14,668	$23.53	10/29/2019
	5/7/2013	(2)(3)	19,375	10,625	$28.08	5/7/2020	4,233	$90,798
	10/29/2013	(2)(3)	21,666	18,334	$28.20	10/29/2020	13,300	$285,285
	5/9/2014	(2)(3)	-	18,500	$35.02	5/9/2021	6,167	$132,282
	11/6/2014	(2)(3)	-	45,000	$27.48	11/6/2021	15,000	$321,750
	7/8/2015	(5)							23,900	$512,655
	11/6/2015	(6)							8,050	$172,673
	11/6/2015	(7)					31,950	$685,328
Chris Gibson	5/19/2009	(1)	2,800	-	$10.01	5/19/2016
	10/23/009	(1)	80,000	-	$10.84	10/23/2016
	4/27/2010	(1)	50,000	-	$15.40	4/27/2017
	10/26/2010	(1)	80,000	-	$18.10	10/26/2017
	5/3/2011	(1)	45,834	4,166	$21.53	5/3/2018
	10/28/2011	(1)	66,666	13,334	$20.64	10/28/2018
	5/1/2012	(1)	35,834	14,166	$26.98	5/1/2019
	10/29/2012	(1)	25,332	14,668	$23.53	10/29/2019
	5/7/2013	(2)(3)	19,375	10,625	$28.08	5/7/2020	5,333	$114,393
	10/29/2013	(2)(3)	21,666	18,334	$28.20	10/29/2020	13,300	$285,285
	5/9/2014	(2)(3)	-	17,000	$35.02	5/9/2021	5,667	$121,557
	11/6/2014	(2)(3)	-	40,000	$27.48	11/6/2021	13,400	$287,430
	7/8/2015	(5)							13,700	$293,865
	11/6/2015	(6)							10,650	$228,443
	11/6/2015	(7)					24,350	$522,308
James Veneziano	5/19/2009	(1)	2,130	-	$10.01	5/19/2016
	10/23/2009	(1)	8,000	-	$10.84	10/23/2016
	4/27/2010	(1)	35,000	-	$15.40	4/27/2017
	10/26/2010	(1)	60,000	-	$18.10	10/26/2017
	5/3/2011	(1)	36,666	3,334	$21.53	5/3/2018
	10/28/2011	(1)	50,000	10,000	$20.64	10/28/2018
	5/1/2012	(1)	28,666	11,334	$26.98	5/1/2019
	10/29/2012	(1)	31,666	18,334	$23.53	10/29/2019
	5/7/2013	(2)(3)	17,308	9,492	$28.08	5/7/2020	6,400	$137,280
	10/29/2013	(2)(3)	21,666	18,334	$28.20	10/29/2020	13,300	$285,285
	5/9/2014	(2)(3)	-	17,000	$35.02	5/9/2021	5,667	$121,557
	11/6/2014	(2)(3)	-	37,500	$27.48	11/6/2021	12,500	$268,125
	7/8/2015	(5)							16,000	$343,200
	11/6/2015	(6)							9,500	$203,775
	11/6/2015	(7)					25,500	$546,975

(1)	The stock options vest 40% on the second anniversary of the date of the grant and 1/60[h] each month thereafter such that the stock options become fully vested five years from the date of grant.
(2)	The stock options vest 50% on the second anniversary of the date of the grant and 1/48th each month thereafter such that the stock options become fully vested four years from the date of grant.
(3)	The RSUs vest in full on the third anniversary of the grant date, subject to each Named Executive Officer’s continued employment with the Company through such anniversary date. Upon vesting, the restricted stock units may be settled by issuing the number of shares shown in the table, or by making a cash payment equal to the fair market value of the shares on the vesting date, or a combination of shares and cash, at the discretion of the Company.
(4)	The RSUs granted to Mr. Delepine vest over a three year period, with 33% vesting on the first anniversary of the grant date, 33% vesting on the second anniversary of the grant date and 34% vesting on the third anniversary of the grant date.
(5)	The PSUs granted on July 8, 2015 are scheduled to vest on March 31, 2018, subject to each officer’s continued employment with the Company through the vesting date and satisfaction of performance conditions for the performance period beginning on July 8, 2015 and ending on March 31, 2018. As described under “Compensation Discussion and Analysis”, in each case, between 0% and 200% of the target number of PSUs vest depending on the Company’s relative TSR of its common stock as compared to the TSR of the component stocks of the S&P 500 Index over the performance period, with 100% of the target PSUs vesting if the Company’s TSR is at the 50th percentile.
(6)	The PSUs granted on November 6, 2015 are scheduled to vest on March 31, 2018, subject to each officer’s continued employment with the Company through the vesting date and satisfaction of performance conditions for the performance period beginning on November 6, 2015 and ending on March 31, 2018. As described under “Compensation Discussion and Analysis”, in each case, between 0% and 200% of the target number of PSUs vest depending on the Company’s relative TSR of its common stock as compared to the TSR of the component stocks of the S&P 500 Index over the performance period, with 100% of the target PSUs vesting if the Company’s TSR is at the 50th percentile.
(7)	One third of the RSUs vest on each anniversary of the date of the grant such that the RSUs become fully vested three years from the date of grant, subject to each Named Executive Officer’s continued employment with the Company through such anniversary date. Upon vesting, the RSUs may be settled by issuing the number of shares shown in the table, or by making a cash payment equal to the fair market value of the shares on the vesting date, or a combination of shares and cash, at the discretion of the Company.
(8)	The market value of the unvested portion of the RSUs and PSUs for each Named Executive Officer was calculated by multiplying the number of unvested shares by the closing price of the Company’s Common Stock on January 1, 2016, which was $21.45.
(9)	The target number of PSUs is shown. As described under “Executive Compensation—Compensation Discussion and Analysis,” in each case, between 0% and 200% of the PSUs vest depending on our TSR relative to the TSRs of the component stocks of the S&P 500 Index over the relevant performance period.

Option Exercises and Stock Vested

The table below shows the aggregate number of shares subject to stock options that were exercised by each of the Named Executive Officers and the aggregate number of shares acquired through vesting of RSU awards, during the fiscal year ended January 1, 2016.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise (1)	Number of shares acquired on vesting (#)	Value realized on vesting (2)
Steven W. Berglund			66,660	$1,249,208
Francois Delepine			46,131	$1,149,583
Bryn A. Fosburgh			20,000	$419,920
Chris Gibson			17,000	$318,580
James Veneziano	2,170	$20,953	17,000	$318,580
(1)	The value realized on exercise of stock option awards is determined by multiplying the difference between the closing price of a share of our Common Stock on the NASDAQ on the exercise date and the option exercise price by the number of shares exercised.
(2)	The value realized on vesting of stock awards is determined by multiplying the closing price of a share of our Common Stock on the date of vesting by the number of shares vesting.

Non-Qualified Deferred Compensation

The Company has adopted a Non-Qualified Deferred Compensation Plan (“DCP”) in which certain employees, officers and members of the Board of Directors may participate. Participants in the DCP may elect to defer a portion of their salary, bonus or director fees in accordance with the terms of the DCP. Participation in the DCP is voluntary. A participant in the DCP may defer a minimum of 5% of the participant’s base salary and a maximum of: 90% of base salary, 85% of bonus or 100% of director’s fees.

Except for Mr. Gibson, the Company has not made any contributions to the DCP on behalf of the members of the Board of Directors or the Named Executive Officers, even though the Company has the ability to do so under the terms of the DCP. In connection with Mr. Gibson’s relocation to the United States, and pursuant to a letter of assignment dated June 11, 2008, as amended on December 20, 2009, the Company agreed to contribute to the DCP on Mr. Gibson’s behalf in the amount of 5% of Mr. Gibson’s annual base salary and MIP earnings. The Company’s contribution is contingent upon Mr. Gibson contributing matching funds to the DCP. The Company’s contribution is made on a quarterly basis, and is net of applicable taxes.

Contributions by participants are held in an irrevocable grantor trust for the benefit of the participants, and are subject to claims by the Company’s general creditors. Upon enrollment in the DCP, participants may choose from a selection of measurement funds in which to place their contributions. The DCP’s measurement funds are similar to the funds available to employees who participate in the Company’s 401(k) retirement plan. Participants may elect to receive withdrawals from the DCP in the form of scheduled distributions, retirement benefits, or in the event of a change in control, as defined in the DCP. The DCP also provides for distributions in the event of a participant’s termination of employment, disability or death. In addition, participants may request withdrawals from the DCP in the event of a severe financial hardship.

The table below shows contributions to the DCP by, or on behalf of, each of the Named Executive Officers during the fiscal year ended January 1, 2016.

NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in 2015 (1)	Company Contributions in 2015	Aggregate Earnings (Losses) in 2015	Aggregate Withdrawals/ Distributions	Aggregate Balance at 1/1/2016
Steven W. Berglund
Francois Delepine			$(787)		$43,692
Bryn A. Fosburgh
Christopher W. Gibson	$30,014	$21,356	$(8,347)		$615,990
James Veneziano
(1)	The amount of each Named Executive Officer’s contribution, if any, to the DCP is included in the Summary Compensation Table for each respective officer for the fiscal year in which such compensation was earned.

Post-Employment Compensation

Potential Payments on a Change in Control and Upon Qualifying Termination Following a Change in Control

The Company’s Board of Directors approved a standard form of change in control and severance agreement for executive officers in 2003, and modified this form in 2008 to comply with Section 409A of the Code. All of the Named Executive Officers, including the chief executive officer, are parties to change in control and severance agreements with the Company.

The standard form of agreement provides that each of the executive’s then-unvested stock options will vest upon a change in control (as defined in the agreement), with Mr. Delepine’s agreement also providing for vesting of restricted stock units. The standard agreement also provides that, if the executive’s employment is terminated other than by reason of a Nonqualifying Termination (as defined in the agreement) within the period commencing with the change in control and ending one year following the change in control (or prior to a change in control if such termination was at the request of the potential acquirer), (i) the executive shall receive a severance payment equal to one year of base salary plus the highest of the executive’s target bonus for the fiscal year in which the change in control occurs, the executive’s target bonus for the fiscal year in which the termination occurs, or the average of the executive’s bonus for the three years preceding the termination (each calculated in accordance with the terms of the agreement), (ii) the Company shall continue to provide the executive and the executive’s dependents with medical and other insurance for a period of one year following the date of termination of employment on the same basis as provided prior to termination or prior to the change in control, whichever is greater, and (iii) the executive may exercise any then-outstanding stock options for a period of one year following the date of termination of employment, unless such options expire earlier. Such executive will also be entitled to a pro rata portion of the executive’s target bonus for the year in which the termination of employment occurs (or if greater, a pro rata portion of the executive’s projected bonus for the year based on quarterly financial performance).

In the event that the benefits payable under the change in control and severance agreement constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”), then the executive’s benefits under the change in control and severance agreement shall be either: (i) delivered in full, or (ii) delivered as to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts results in the receipt by the executive on an after-tax basis, of the greatest amount of benefits. The foregoing shall take into account the applicable federal, state and local income taxes and the Excise Tax, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. None of the change in control and severance agreements provide for a tax “gross-up” obligation by the Company in the event that any Excise Tax becomes payable by a Named Executive Officer.

The foregoing description of the Change in Control and Severance Agreements is qualified in its entirety by the form of change in control and severance agreement filed as exhibit 10.13 to the Company’s Annual Report on Form 10-K filed on March 2, 2009.

The Board of Directors evaluated a variety of factors that would constitute triggering events for executives and determined that those factors included in the form of change in control and severance agreement were appropriate.

The table below sets forth the estimated benefits that each respective Named Executive Officer would receive under his form of change in control severance agreement. The calculation of the estimated payments described in the table is based upon the assumption that a change in control event occurred on January 1, 2016 (except as otherwise indicated), and that each Named Executive Officer’s employment terminated upon or immediately following such event.

POTENTIAL PAYMENTS UPON A CHANGE-IN-CONTROL AND QUALIFYING TERMINATION
Name	Salary	Bonus accrued but unpaid as of 1/1/2016 (1)	Bonus (2)	Accrued vacation	Health benefits (3)	Total
Steven W. Berglund	$860,000	$-	$1,075,000	$89,308	$19,506	$2,043,814
Francois Delepine	$425,000	$-	$340,000	$-	$16,044	$781,044
Bryn A. Fosburgh	$425,000	$-	$340,000	$74,641	$13,078	$852,719
Christopher W. Gibson	$425,000	$-	$340,000	$52,308	$15,656	$832,964
James Veneziano	$380,000	$78,698	$304,000	$22,975	$19,506	$805,179
(1)	The bonus amount represents the amount of incentive bonus accrued under the MIP as of January 1, 2016.
(2)	Under the Company’s change in control and severance agreement, each Named Executive Officer is entitled to receive the highest of the target bonus for the fiscal year in which the change in control occurs or in which the termination occurs, or the average of the executive’s actual bonuses paid for the three years preceding the termination.
(3)	Health benefits are calculated as of December 31, 2015 and reflect 2015 health plan rates.

In addition, in accordance with the change in control and severance agreements, all unvested stock options for the Named Executive Officers listed below will immediately vest upon the occurrence of a change in control event, as that term is defined in each named executive officer’s change in control and severance agreement, with Mr. Delepine’s agreement also providing for vesting of restricted stock units. Under the terms of the Company’s 2002 Stock Plan, (i) if, in connection with a change in control, the then-unvested restricted stock units for the Named Executive Officers are not assumed by an acquiring company, the restricted stock units would immediately vest or (ii) if the restricted stock units are assumed by an acquiring company, and a Named Executive Officer is terminated for certain qualifying reasons following a change in control (or prior to a change in control if such termination was at the request of the potential acquirer), the then-unvested restricted stock units would immediately vest.

For performance-based restricted stock units (“PSU awards or PSUs”), in the event of a change in control prior to the end of the applicable performance period (i) the performance period will be shortened to end on a date preceding the consummation of the change in control to be selected by the Administrator, (ii) a pro rata number of PSUs shall vest immediately prior to the change in control equal to the product of the number of PSUs that become eligible to vest based on the attainment level of the applicable performance goals calculated as of the last day of the shortened performance period, multiplied by a fraction, the numerator of which is the number of days between the date of grant of the PSUs and the date of the change in control and the denominator of which shall be the number of days in the performance period (the “Pro Rata Portion”), rounded up to the nearest whole number of PSUs. The amounts shown below reflect the aggregate number of shares underlying each executive’s unvested stock options that would have vested if a change in control event had occurred on January 1, 2016.

Name	Accelerated Vesting of			Aggregate market value of accelerated in-the-money options as of 1/1/2016 (1)	Aggregate market value of accelerated restricted stock units as of 1/1/2016 (2)	Total
	Options (#)	Time-Based RSUs (#)	Performance-Based RSUs (#)
Steven W. Berglund	693,649	295,063	24,549	$53,999	$6,855,677	$6,909,676
Francois Delepine	20,000	125,961	3,618	$-	$203,567	$203,567
Bryn A. Fosburgh	138,793	70,650	4,593	$10,801	$1,613,962	$1,624,763
Christopher W. Gibson	132,293	62,050	3,405	$10,801	$1,404,010	$1,414,811
James Veneziano	125,328	63,367	3,601	$8,100	$1,436,464	$1,444,564
(1)	The amounts shown in this column represent the market value of the unvested options on January 1, 2016, less the exercise price of such options. The closing price of the Company’s common stock on January 1, 2016 was $21.45.
(2)	The aggregate market value of the unvested portion of RSUs and PSUs for which vesting world accelerate for each Named Executive Officer was calculated by multiplying the number of unvested shares by the closing price of the Company’s common stock on January 1, 2016, which was $21.45.

Chief Executive Officer

In addition, Mr. Berglund is eligible to receive certain severance benefits pursuant to a letter of employment dated March 17, 1999. In the event of an involuntary termination, or upon his disability or any termination other than for cause, Mr. Berglund is eligible to receive twelve months’ severance pay in an amount equal to his base salary at the date of separation, plus one half of his annual bonus accrued to the date of separation.

An “Involuntary Termination” under the letter of employment means: (i) without Mr. Berglund’s consent, his assignment to any duties or the significant reduction of his duties, either of which is inconsistent with his position or title with the Company and responsibilities in effect immediately prior to such assignment, or his removal from such position and responsibility, or a reduction in his title; (ii) a greater than 10% reduction by the Company in Mr. Berglund’s base compensation as in effect immediately prior to such reduction; provided, however, that such reduction shall not apply if substantially all executive officers of the Company agree to a similar reduction in base compensation; or (iii) any purported termination of Mr. Berglund by the Company (other than a voluntary termination initiated by Mr. Berglund) which is not effected for disability or for cause.

Mr. Berglund would not receive severance benefits under the letter of employment if his employment is terminated for cause, which includes that he: (i) is convicted of a felony; (ii) commits any willful act which constitutes gross misconduct and which is injurious to the Company and which is not cured within 30 days after written notice of such breach is given to Mr. Berglund by the Board of Directors; or (iii) continuously and repeatedly refuses to abide by the reasonable directions of the Board of Directors. The description of Mr. Berglund’s employment letter is qualified in its entirety by the text of the letter of employment dated March 17, 1999, which is filed as exhibit 10.67 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 1999.

The table below sets forth the estimated severance payments payable to Mr. Berglund upon an involuntary termination, disability or a termination other than for cause under the letter of employment dated March 17, 1999. The amounts shown assume that an involuntary termination event occurred on January 1, 2016. Upon termination of Mr. Berglund’s employment on or within one year following the occurrence of a change in control event (or prior to a change in control if such termination was at the request of the potential acquirer), Mr. Berglund would be entitled to the severance amount set forth below in addition to the amount described in the table above.

12 Months’ Base Salary	50% of Accrued Bonus (1)	Total
$ 860,000	$ -	$ 860,000
(1)	For fiscal year 2015, there was no annual bonus payment accrued for, or paid to, Mr. Berglund under the 2015 MIP.

Chief Financial Officer

In addition, Mr. Delepine is eligible to receive certain severance benefits pursuant to a severance agreement with the Company dated November 1, 2013 in circumstances where his change in control and severance agreement does not apply. If during Mr. Delepine’s first three years of employment he is terminated by the Company without cause or he terminates his employment for good reason (each as defined in the agreement), Mr. Delepine is eligible to receive one year of base salary and his target bonus, as well as additional vesting of certain of his grants of restricted stock units for a period of one year, plus any partial year which has elapsed since the last cliff vesting date. The description of Mr. Delepine’s severance agreement is qualified in its entirety by the text of the severance agreement that is attached to his offer letter, which is filed as exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2014.

The table below sets forth the estimated severance payments payable to Mr. Delepine upon a qualifying termination under the severance agreement, assuming a qualifying termination occurred on January 1, 2016.

12 Months’ Base Salary and Target Bonus	Aggregate Market Value of Accelerated RSUs as of January 1, 2016 (1)	Total
$ 765,000	$ 1,239,550	$ 2,004,550
(1)	The aggregate market value of the unvested portion of the restricted stock units was calculated by multiplying the number of unvested shares by the closing price of the Company’s common stock on January 1, 2016, which was $21.45.

Christopher W. Gibson

In connection with Mr. Gibson’s relocation to the United States, the Company entered into a letter of assignment dated June 11, 2008, as amended December 20, 2009, under which the Company agreed to repatriate Mr. Gibson to England at the Company’s expense in the event of Mr. Gibson’s termination of employment by the Company (other than for gross misconduct) at any time or, in the event of Mr. Gibson’s retirement from the Company after 2016. The letter of assignment does not provide for a tax “gross-up” obligation by the Company in the event that any additional taxes become payable by Mr. Gibson under these arrangements.

Death Benefits

The Company provides certain death benefits generally to its full time employees, including to the Named Executive Officers. In the event of the death of a Named Executive Officer, the following payments and benefits would become payable in a lump sum or provided to such Named Executive Officer’s estate (unless otherwise noted): (i) payment of six months’ base salary to the surviving spouse/dependents of the Named Executive Officer, (ii) with respect to equity awards granted on or after July 30, 2012, vesting of those awards that would have vested within the two years following the death of the Named Executive Officer but for such death, (iii) payout under the life insurance policy (with base coverage of 2 times base salary) on the Named Executive Officer, (iv) 12 months’ of continued health insurance coverage for the surviving spouse/dependents of the Named Executive Officer, and (v) a pro rata payment under the MIP based on the date of the Named Executive Officer’s death. The table below sets forth the value of the foregoing, assuming that the triggering event occurred on January 1, 2016 (except as otherwise indicated):

Name	6 Months Base Salary	Aggregate Market Value of Accelerated Vesting of Options and RSUs (# of Shares) (1)	Life Insurance (2)	Health Benefits (3)	Pro Rata Bonus (4)	Total (5)
Steven W. Berglund	$430,000	$5,640,406	$1,100,000	$16,009	$-	$10,948,102
Francois Delepine	$212,500	$3,504,673	$850,000	$12,091	$-	$4,579,264
Bryn A. Fosburgh	$212,500	$1,282,431	$850,000	$8,247	$-	$2,353,178
Christopher W. Gibson	$212,500	$1,153,388	$850,000	$11,532	$-	$2,227,420
James Veneziano	$190,000	$1,173,251	$760,000	$16,009	$78,698	$2,237,958
(1)	The market value of the accelerated portion of the restricted stock units and stock options for each Named Executive Officer was calculated by using the closing price of the Company’s Common Stock on January 1, 2016, which was $21.45.
(2)

Life insurance payouts are based on the Named Executive Officer’s “benefit salary” which is defined as his or her base salary as of September 1st of the previous fiscal year. Mr. Berglund’s life insurance payout is capped at $1,100,000.

(3)	Health benefits reflect twelve months of COBRA premiums for the Named Executive Officer’s spouse and/or dependents, and are calculated as of December 31, 2015 to reflect 2015 health plan rates.
(4)	The incentive bonus amount represents the amount of bonus accrued but unpaid under the MIP as of January 1, 2016.
(5)	Named Executive Officers are also entitled to additional death benefits due to a death caused by an accident while working for the Company or while traveling on Company business. Officers and vice presidents of the Company are entitled to an additional $500,000 if they die while travelling on Company business. An employee of the Company who dies in an accident while working for the Company will be entitled to receive an additional 2x his or her base salary.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee is a separately-designated standing committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, and operates under a written charter adopted by the Board of Directors. Among its other functions, the Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent auditor.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements and financial reporting process with the Company’s management, which has the primary responsibility for the Company’s consolidated financial statements and financial reporting processes, including establishing and maintaining adequate internal controls over financial reporting and evaluating the effectiveness of such internal controls. EY, the Company’s current independent auditor, is responsible for performing an audit and expressing an opinion on the conformity of the Company’s audited financial statements to U.S. generally accepted accounting principles and performing an audit and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee has reviewed and candidly discussed with EY the overall scope and plans of its audits, its evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting processes and accounting principles and judgment, and the clarity of disclosures in the Company’s consolidated financial statements.

The Audit Committee has discussed with EY those matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). EY has provided the Audit Committee with the written disclosures and the letter required by the PCAOB. The Audit Committee has also discussed with EY its independence from management, and the Company and has also determined that EY’s provision of non-audit services (such as tax-related services) to the Company and its affiliates is compatible with maintaining the independence of EY with respect to the Company and its management.

Based on the Audit Committee’s discussion with management and the independent auditors, and the Audit Committee’s review of the representation of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the fiscal year ended January 1, 2016.

Submitted by the Audit Committee of the Company’s Board of Directors,

Ulf J. Johansson, Member	Mark S. Peek, Chair	Nickolas W. Vande Steeg, Member
Audit Committee	Audit Committee	Audit Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

The following table sets forth the shares of the Company’s Common Stock beneficially owned as of March 10, 2016, the Record Date, by the persons known to the Company to be the beneficial owners of more than five percent of the Company’s outstanding Common Stock. The applicable percentage of share ownership in the table is based on [●] shares of the Company’s Common Stock outstanding at March 10, 2016.

We have computed beneficial ownership in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Capital Research Global Investors 335 South Hope Street, Los Angeles, California 90071 (1)	23,776,892	9.5%
FMR LLC 245 Summer Street, Boston, Massachusetts 02210 (2)	15,530,054	6.2%
BlackRock, Inc. 40 East 52nd Street, New York, New York, 10022 (3)	19,392,570	7.7%
The Vanguard Group 100 Vanguard Boulevard, Malvern, Pennsylvania 19355 (4)	17,676,399	7.05%
The Bank of New York Mellon Corporation 225 Liberty Street, New York, New York 10286 (5)	17,548,658	7.01%
PRIMECAP Management Company 225 South Lake Ave., #400, Pasadena, California 91101 (6)	13,089,416	5.23%
(1)	The information is based upon Schedule 13G as filed with the SEC on February 16, 2016. One or more clients of Capital Research Global Investors have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock of Trimble Navigation Limited. Capital Research Global Investors holds more than five percent of the outstanding Common Stock of Trimble Navigation Limited as of December 31, 2015 on behalf of each of the following client(s): AMCAP Fund
(2)	The information is based upon Schedule 13G/A as filed with the SEC on February 12, 2016.
(3)	The information is based upon Schedule 13G/A as filed with the SEC on January 27, 2016. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of Trimble Navigation Limited. No one person’s interest in the common stock of Trimble Navigation Limited is more than five percent of the total outstanding common shares.
(4)	The information is based upon Schedule 13G/A as filed with the SEC on February 11, 2016.
(5)	The information is based upon Schedule 13G as filed with the SEC on January 26, 2016.
(6)	The information is based upon Schedule 13G/A as filed with the SEC on February 12, 2016.

Security Ownership of Management

The following table sets forth the shares of the Company’s Common Stock beneficially owned as of March 10, 2016, the Record Date, (unless otherwise noted below) by: (i) all directors and nominees; (ii) all executive officers of the Company named in the Summary Compensation Table presented in this Proxy Statement; and (iii) all directors and executive officers of the Company, as a group. The applicable percentage share ownership is based on [●] shares of the Company’s Common Stock outstanding at March 10, 2016.

We have computed beneficial ownership in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

Name and Address (1)	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Steven W. Berglund (2)		*
Francois Delepine (3)		*
Börje Ekholm (4)		*
Bryn A. Fosburgh (5)		*
Kaigham (Ken) Gabriel (6)		*
Christopher W. Gibson (7)		*
John B. Goodrich (8)		*
Merit E. Janow (9)		*
Ulf J. Johansson (10)		*
Ronald S. Nersesian (11)		*
Robert Painter (12)		*
Mark S. Peek (13)		*
Nickolas W. Vande Steeg (14)		*
James Veneziano (15)		*
All Directors, Nominees and Executive Officers, as a group (14 persons) (2-15)		%

*	Indicates less than 1%
(1)	The business address of each of the persons named in this table is: c/o Trimble Navigation Limited, 935 Stewart Drive, Sunnyvale, California 94085.
(2)	Includes [●] shares subject to options exercisable on or prior to May 9, 2016.
(3)	Includes [●] shares subject to options exercisable on or prior to May 9, 2016.
(4)	Includes [●] shares subject to options exercisable on or prior to May 9, 2016.
(5)	Includes [●] shares subject to options exercisable on or prior to May 9, 2016.
(6)	Includes [●] shares subject to options exercisable on or prior to May 9, 2016.
(7)	Includes [●] shares subject to options exercisable on or prior to May 9, 2016.
(8)	Includes [●] shares subject to options exercisable on or prior to May 9, 2016.

(9)	Includes [●] shares subject to options exercisable on or prior to May 9, 2016.
(10)	Includes [●] shares subject to options exercisable on or prior to May 9, 2016.
(11)	Includes [●] shares subject to options exercisable on or prior to May 9, 2016.
(12)	Includes [●] shares subject to options exercisable on or prior to May 9, 2016.
(13)	Includes [●] shares subject to options exercisable on or prior to May 9, 2016.
(14)	Includes [●] shares subject to options exercisable on or prior to May 9, 2016.
(15)	Includes [●] shares subject to options exercisable on or prior to May 9, 2016.

Equity Compensation Plan Information

The following table sets forth, as of January 1, 2016, the total number of securities outstanding under the Company’s equity plans, the weighted average exercise price of such options, and the number of options available for grant under such plans. For a complete description of the Company’s equity compensation plans, please see Note 13 to the Company’s audited consolidated financial statements for the fiscal year ended January 1, 2016, included in the Company’s annual report on Form 10-K filed with the SEC on February 24, 2016.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(2)	Weighted-average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	16,182,971	$22.15	10,784,532
Equity compensation plans not approved by security holders (1)			1,606
Total	16,182,971	$22.15	10,786,138
(1)	In 1992, Trimble’s board of directors approved the 1992 Employee Stock Bonus Plan (“Bonus Plan”). As of January 1, 2016, there were no options outstanding to purchase shares, and 1,606 shares were available for future grant, under the 1992 Employee Stock Bonus Plan.
(2)	The amount in this column reflects the number of shares underlying outstanding stock options (11,520,916 shares), shares issuable upon the vesting of RSUs (3,846,815 shares), and shares issuable upon the vesting of PSUs assuming the maximum performance was achieved (815,240 shares).
(3)	The weighted-average exercise price in this column relates to the outstanding stock options included in column (a).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors, as well as persons who beneficially own more than 10% of a registered class of the Company’s equity securities during the fiscal year ended January 2, 2015, file reports of initial ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

On February 9, 2016, Mr. Jürgen Kliem filed a Form 5 reporting the gift of 350 shares on December 3, 2013, and the sale of an aggregate of 1,760.7618 shares on November 25, 2015.

On February 12, 2016, Mr. James Kirkland filed a Form 5 reporting the sale of 27 shares on September 18, 2015.

To the Company’s knowledge, except as described above, and based solely on its review of the copies of such forms received by the Company, all other Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with on a timely basis during the fiscal year ended January 1, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company reviews all relationships and transactions between the Company, on the one hand, and our directors, executive officers or their immediate family members, on the other hand, to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction with the Company. On an annual basis, all directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under SEC rules, any transactions with the Company that are determined to be directly or indirectly material to a related person are disclosed in the Company’s applicable SEC filings.

In addition, certain aspects of such types of transactions are the subject of the Company’s Business Ethics and Conduct Policy (the “Policy”). The Policy applies to all of the Company’s employees, directors and officers and is available in the “Investors” section of the Company’s website at http://investor.trimble.com under the heading “Corporate Governance—Governance Documents.” Pursuant to the Policy all employees must seek a waiver or approval from the Company’s Compliance Officer for all actual or apparent conflicts of interests. Waivers affecting the Company’s officers or members of the Board of Directors must be approved by the Board of Directors. The Company’s officers must report any violations of the Policy to the Company’s Compliance Officer or the Chairman of the Board of Directors. The Company’s compliance officer is the Company’s general counsel, the chairman of the Audit Committee in the general counsel’s absence, or such other person as the Board of Directors may designate.

In determining whether to approve or ratify a related party transaction, the compliance officer may consider all relevant facts and circumstances, including the following factors:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including the amount involved and type of transaction and whether the terms are at least as favorable to the Company as those available from non-related parties;
•	the importance of the transaction to the related person and to the Company;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company and its stockholders; and
•	any other matters the Audit Committee or other committee, as applicable, deems appropriate.

HOUSEHOLDING

As permitted by the Securities Exchange Act of 1934, we may deliver only one Notice or one paper copy of this proxy statement to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the Notice or the paper version of the proxy statement, respectively, as applicable. Shareholders that reside at the same address and receive multiple copies of the Notice of the paper version of the proxy statement may request delivery of only one copy of the Notice or proxy statement, as applicable, by directing a notice to the Company’s Investor Relations department at the address below.

The Company will promptly deliver, upon oral or written request, a separate copy of the Notice or this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company at its principal executive offices, Attention: Investor Relations, at 935 Stewart Drive, Sunnyvale, California 94085, (408) 481-8000.

OTHER MATTERS

The Company knows of no other matters to be submitted for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to vote electronically via the Internet or by telephone or, if you have requested a paper copy of the proxy materials, complete and return the accompanying proxy in accordance with the detailed instructions on your individual proxy card.

For the Board of Directors

ULF J. JOHANSSON

Chairman of the Board

Dated: March [●], 2016

Exhibit A

Proposed Reincorporation Agreement

AGREEMENT AND PLAN OF MERGER

BETWEEN

TRIMBLE NAVIGATION LIMITED

(a California corporation)

AND

TRIMBLE NAVIGATION LIMITED

(a Delaware Corporation)

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of [●], 2016 between Trimble Navigation Limited, a Delaware corporation (“Trimble Delaware”), and Trimble Navigation Limited, a California corporation (“Trimble California”).

RECITALS

WHEREAS, Trimble Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, Trimble California is a corporation duly organized and existing under the laws of the State of California;

WHEREAS, the Board of Directors of Trimble Delaware and the Board of Directors of Trimble California deem it advisable to merge Trimble California with and into Trimble Delaware so that Trimble Delaware is the surviving corporation on the terms provided herein (the “Merger”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

MERGER

1.1        The Merger.  After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, and subject to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the California Corporations Code, Trimble California will merge with and into Trimble Delaware and Trimble Delaware shall file a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL and a Certificate of Merger with the Secretary of State of the State of California in accordance with the provisions of the California Corporations Code and shall make all other filings or recordings required by Delaware or California law in connection with the Merger. The Merger shall become effective upon the filing of such Certificates of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of California or at such later time as may be provided for in such Certificates of Merger (the “Effective Time”). Upon the Effective Time, the separate corporate existence of Trimble California shall cease and Trimble Delaware shall be the surviving corporation (the “Surviving Corporation”).

1.2        Conditions to the Merger.  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (except as provided in this Agreement) of the following conditions: (a) this Agreement shall have been adopted by the sole stockholder of Trimble Delaware, in accordance with the requirements of the DGCL and the Certificate of Incorporation and Bylaws of Trimble Delaware; and (b) this Agreement shall have been adopted by holders of at least a majority of the outstanding shares of common stock of Trimble California (“Trimble California Common Stock”) in accordance with the requirements of California law and the Restated Articles of Incorporation and Bylaws of Trimble California.

1.3        Transfer, Conveyance and Assumption.  At the Effective Time, Trimble Delaware shall continue in existence as the Surviving Corporation and, without further transfer, succeed to and possess all rights, privileges, powers and franchises of Trimble Delaware, and all of the assets and property of whatever kind and character of Trimble California shall vest in Trimble Delaware, as the Surviving Corporation, without further deed; thereafter, Trimble Delaware, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of Trimble California, and any claim or judgment against Trimble California may be enforced against Trimble Delaware, as the Surviving Corporation, in accordance with the DGCL and the California Corporations Code.

1.4        Certificate of Incorporation; Bylaws.

(a)          From and after the Effective Date, the Certificate of Incorporation of Trimble Delaware shall be the Certificate of Incorporation of the Surviving Corporation.

(b)          From and after the Effective Date, the Bylaws of Trimble Delaware shall be the Bylaws of the Surviving Corporation.

1.5        Directors and Officers of the Surviving Corporation.  From and after the Effective Time, the directors and officers of Trimble California serving as directors or officers of Trimble California immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

ARTICLE II

CONVERSION OF SHARES

2.1        Conversion of Stock.

(a)          Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of the outstanding share of common stock, par value $0.001 per share, of Trimble Delaware (“Trimble Delaware Common Stock”), each share of Trimble Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and no consideration shall be issued in respect thereof.

(b)          Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of Trimble California Common Stock, each share of Trimble California Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one (1) fully paid and nonassessable share of Trimble Delaware Common Stock.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1        Representations and Warranties of Trimble Delaware.  Trimble Delaware hereby represents and warrants that it:

(a)          is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

(b)          is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

(c)          is not in violation of any provisions of its Certificate of Incorporation or Bylaws; and

(d)          has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the sole stockholder of Trimble Delaware in accordance with the DGCL and the Certificate of Incorporation and Bylaws of Trimble Delaware, consummate the Merger and the other transactions contemplated by this Agreement.

3.2        Representations and Warranties of Trimble California.  Trimble California hereby represents and warrants that it:

(a)          is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

(b)          is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

(c)          is not in violation of any provisions of its Restated Articles of Incorporation or Bylaws; and

(d)          has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the shareholders of Trimble California in accordance with the California law and the Restated Articles of Incorporation and Bylaws of Trimble California, consummate the Merger and the other transactions contemplated by this Agreement.

ARTICLE IV

TERMINATION

4.1        Termination.  At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned for any reason whatsoever by the Board of Directors of Trimble Delaware or the Board of Directors of Trimble California, notwithstanding the adoption of this Agreement by the stockholders of Trimble Delaware or shareholders of Trimble California.

ARTICLE V

FURTHER ASSURANCES

5.1        Further Assurances as to Trimble Delaware.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignment, conveyance or assurance in law or any other acts are necessary or desirable to (i) vest, perfect or confirm in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Trimble California acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Trimble California and its proper officers shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of Trimble California or otherwise to take any and all such action.

ARTICLE VI

MISCELLANEOUS

6.1        Amendment.  At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented by the Board of Directors of Trimble Delaware and the Board of Directors of Trimble California, whether before or after the adoption of this Agreement by the stockholders of Trimble Delaware and shareholders of Trimble California; provided, however, that after any such adoption, there shall not be made any amendment that by law requires the further approval by such stockholders of Trimble Delaware or shareholders of Trimble California without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Trimble Delaware and Trimble California.

6.2        No Waivers.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.3        Assignment; Third Party Beneficiaries.  Neither this Agreement, nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights or benefits upon any person other than the parties hereto.

6.4        Governing Law.  This Agreement shall in all respects be interpreted by, and construed, interpreted and enforced in accordance with and pursuant to the laws of the State of Delaware.

6.5        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6        Entire Agreement.  This Agreement and the documents referred to herein are intended by the parties as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement, and there are no other agreements or understandings, written or oral, among the parties, relating to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first stated above.

TRIMBLE NAVIGATION LIMITED, a Delaware corporation

By:

Name:
Title:

TRIMBLE NAVIGATION LIMITED, a California corporation

By:

Name:
Title:

Exhibit B

Proposed Delaware Certificate of Incorporation

CERTIFICATE OF INCORPORATION

OF

TRIMBLE NAVIGATION LIMITED

FIRST: The name of the Corporation is Trimble Navigation Limited (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware, 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock (“Preferred”) and Common Stock (“Common”). The total number of shares of Preferred this Corporation shall have the authority to issue is 3,000,000 shares, with a par value of $0.001 per share, and the total number of shares of Common this corporation shall have the authority to issue is 360,000,000 shares, with a par value of $0.001 per share. The Preferred shares authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to fix or alter the rights, preferences and privileges of any wholly unissued series of Preferred shares, and the number of shares constituting any such series and the designation thereof, or any of them.

FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Address
[Name]	P.O. Box 636
Wilmington, DE 19899

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

B-1

(5) The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SIXTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article SIXTH.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SIXTH to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this Article SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

(6) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this             day of             , 2016.

[Name]
Sole Incorporator

B-2

Exhibit C

Proposed Delaware Bylaws

BY-LAWS

OF

TRIMBLE NAVIGATION LIMITED

A Delaware Corporation

Effective [                    ], 2016

C-i

Page

ARTICLE IV

OFFICERS

Section 1.	General	C-11
Section 2.	Election	C-11
Section 3.	Voting Securities Owned by the Corporation	C-11
Section 4.	Chairman of the Board of Directors	C-11
Section 5.	President	C-12
Section 6.	Vice Presidents	C-12
Section 7.	Secretary	C-12
Section 8.	Treasurer	C-12
Section 9.	Assistant Secretaries	C-13
Section 10.	Assistant Treasurers	C-13
Section 11.	Other Officers	C-13

ARTICLE V

STOCK

Section 1.	Shares of Stock	C-13
Section 2.	Signatures	C-13
Section 3.	Lost Certificates	C-13
Section 4.	Transfers	C-14
Section 5.	Dividend Record Date	C-14
Section 6.	Record Owners	C-14
Section 7.	Transfer and Registry Agents	C-14

ARTICLE VI

NOTICES
Section 1.	Notices	C-14
Section 2.	Waivers of Notice	C-15

ARTICLE VII

GENERAL PROVISIONS

Section 1.	Dividends	C-15
Section 2.	Disbursements	C-15
Section 3.	Fiscal Year	C-15
Section 4.	Corporate Seal	C-15

ARTICLE VIII

INDEMNIFICATION

Section 1.	Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation	C-15

C-ii

C-iii

BY-LAWS

OF

TRIMBLE NAVIGATION LIMITED

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.        Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.        Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.        Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.        Annual Meetings.  The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.

Section 3.        Special Meetings.  Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by (i) the Chairman, if there be one, (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary, or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings, or (iii) one or more stockholders holding shares in the aggregate entitled to cast ten percent (10%) of the votes at the meeting. Such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 4.        Notice.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

Section 5.        Nature of Business at Meetings of Stockholders.  Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 6 of this Article II) may be transacted at an Annual Meeting of Stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 of this Article II and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 5 of this Article II.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these bylaws, the text of the proposed amendment), and the reasons for conducting such business at the Annual Meeting, and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (A) the Corporation or (B) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting.

No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 5 of this Article II; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 5 of this Article II shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 5 of this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 6.        Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 6 of this Article II and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting or Special Meeting and (ii) who complies with the notice procedures set forth in this Section 6 of this Article II.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting or a Special Meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iv) such person’s written representation and agreement that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement and (C) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation, (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (vi) an undertaking to furnish promptly such other information as the Corporation may reasonably request, including such information as may be necessary or appropriate in determining the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of (A) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (B) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Corporation or their ownership of capital stock of the Corporation, and (C) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting or Special Meeting to nominate the persons named in its notice; (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (vi) an undertaking to furnish promptly such other information as the Corporation may reasonably request, including such information as may be necessary or appropriate in determining the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

A stockholder providing notice of any nomination proposed to be made at an Annual Meeting or Special Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting or Special Meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual Meeting or Special Meeting.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6 of this Article II. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 7.        Adjournments.  Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 8.        Quorum.  Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 hereof, until a quorum shall be present or represented.

Section 9.        Voting.  Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, or permitted by the rules of any stock exchange on which the Corporation’s shares are listed and traded, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented at the meeting, entitled to vote, and cast on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 13(a) of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 10 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 10.        Proxies.  Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 11.        Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 11 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 11, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this Section 11.

Section 12.        List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 13.        Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded, to the attention of the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 14.        Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 12 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 15.        Conduct of Meetings.  The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 16.        Inspectors of Election.  In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE III

DIRECTORS

Section 1.        Number and Election of Directors.  The Board of Directors shall consist of not less than five nor more than nine members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at each Annual Meeting of Stockholders and each director so elected shall hold office until the next Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 2.        Vacancies.  Unless otherwise required by law or the Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof arising through death, resignation, removal, an increase in the number of directors constituting the Board of Directors or such committee or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall, in the case of the Board of Directors, hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal and, in the case of any committee of the Board of Directors, shall hold office until their successors are duly appointed by the Board of Directors or until their earlier death, resignation or removal.

Section 3.        Duties and Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

Section 4.        Meetings.  The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by any two directors. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the President, or any two directors serving on such committee. Notice thereof stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5.        Organization.  At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 6.        Resignations and Removals of Directors.  Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, if there be one, the President or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 7.        Quorum.  Except as otherwise required by law, or the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 8.        Actions of the Board by Written Consent.  Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.        Meetings by Means of Conference Telephone.  Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10.        Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these By-Laws and, to the extent that there is any inconsistency between these By-Laws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 11.        Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of

Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 12.        Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1.        General.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2.        Election.  The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders (or action by written consent of stockholders in lieu of the Annual Meeting of Stockholders), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.        Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.        Chairman of the Board of Directors.  The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the President as the Chief Executive Officer, and, except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

Section 5.        President.  The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, provided the President is also a director, the Board of Directors. If there be no Chairman of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

Section 6.        Vice Presidents.  At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7.        Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8.        Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 9.        Assistant Secretaries.  Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10.        Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 11.        Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1.        Shares of Stock.  The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (a) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, and (b) the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation.

Section 2.        Signatures.  Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3.        Lost Certificates.  The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 4.        Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.        Dividend Record Date.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.        Record Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.        Transfer and Registry Agents.  The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

Section 1.        Notices.  Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may be given personally or by telegram, telex, cable or by means of electronic transmission.

Section 2.        Waivers of Notice.  Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII

GENERAL PROVISIONS

Section 1.        Dividends.  Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.        Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.        Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.        Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1.        Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.        Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.        Authorization of Indemnification.  Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4.        Good Faith Defined.  For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5.         Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.         Expenses Payable in Advance.  Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7.         Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8.         Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 9.         Certain Definitions.  For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10.         Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.         Limitation on Indemnification.  Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12.         Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Section 1.        Forum for Adjudication of Certain Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the General Corporation Law of Delaware or the Corporation’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 1 of Article IX. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 1 of Article IX with respect to any current or future actions or claims.

ARTICLE X

AMENDMENTS

Section 1.        Amendments.  These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of the stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2.        Entire Board of Directors.  As used in this Article X and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

* * *

Adopted as of:                              , 2016

Last Amended as of:

Exhibit D

Proposed Majority Voting Policy

An incumbent Director who fails to receive (x) a number of affirmative votes cast by the holders of the outstanding shares of common stock present or represented by proxy and entitled to vote that exceeds (y) the votes against or withheld from such nominee cast by the holders of the outstanding shares of common stock present or represented by proxy and entitled to vote in an uncontested election shall, within five days following the certification of the election results, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee (the “Committee”). For purposes of this policy, abstentions and broker non-votes will not affect the outcome of the vote.

The Committee shall consider such tendered resignation and, within 45 days following the date of the stockholders’ meeting at which the election of directors occurred, shall make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Committee shall consider all factors deemed relevant by the members of the Committee including, without limitation, the reason or reasons why stockholders voted against such Director’s re-election, the qualifications of the Director (including, for example, whether the Director serves on the audit committee of the Board as an “audit committee financial expert” and whether there are one or more other Directors qualified, eligible and available to serve on the audit committee in such capacity), the director’s experience with and knowledge of the Company and expected future contributions to the Company, and whether the Director’s resignation from the Board would be in the best interests of the Company and its stockholders.

The Committee also shall consider a range of possible alternatives concerning the Director’s tendered resignation as the members of the Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Committee to have substantially resulted in such Director failing to receive the required number of votes for re-election.

The Board shall take formal action on the Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the election of directors occurred. In considering the Committee’s recommendation, the Board shall consider the information, factors and alternatives considered by the Committee and such additional information, factors and alternatives as the Board deems relevant.

Following the Board’s decision on the Committee’s recommendation, the Company, within four business days after such decision is made, shall publicly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board’s decision, together with an explanation of the process by which the decision was made and, if applicable and appropriate, the Board’s reason or reasons for rejecting the tendered resignation.

No Director who, in accordance with this Policy, is required to tender his or her resignation, shall participate in the Committee’s deliberations or recommendation, or in the Board’s deliberations or determination, with respect to accepting or rejecting his or her resignation as a Director. If a majority of the members of the Committee fail to receive the required number of votes for re-election, then the independent Directors then serving on the Board who were elected at the stockholders’ meeting at which the election occurred will appoint an ad hoc Board committee from amongst themselves (the “Ad Hoc Committee”), consisting of such number of Directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board with respect to the tendered resignations. The Ad Hoc Committee shall serve in place of the Committee and perform the Committee’s duties for purposes of this Policy. Notwithstanding the foregoing, if an Ad Hoc Committee would have been created but fewer than three Directors would be eligible to serve on it, the entire Board (other than the individual Director whose resignation is being considered) shall make the determination to accept or reject the tendered resignation without any recommendation from the Committee and without the creation of an Ad Hoc Committee.

D-1

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 2, 2016.
Meeting Information
TRIMBLE NAVIGATION LIMITED
Meeting Type: Annual Meeting
For holders as of: March 10, 2016
Date: May 2, 2016 Time: 5:30 PM
Location: 945 Stewart Drive Orion Conference Room Sunnyvale, California 94085
You are receiving this communication because you hold shares in the company named above.
TRIMBLE NAVIGATION LIMITED
935 STEWART DRIVE This is not a ballot. You cannot use this notice to vote these
SUNNYVALE, CA 94085
shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important Z64974 information contained in the proxy materials before voting.
- See the reverse side of this notice to obtain P61668 proxy materials and voting instructions.
M84830 -

How to Before Access the You Proxy Vote Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT WITH FORM 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 18, 2016 to facilitate timely delivery.
How To Vote
Please Choose One of the Following Voting Methods
Z64974 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special
-
P61668 requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the
-
box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. M84831 Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees:
01) Steven W. Berglund 05) Mark S. Peek
02) Merit E. Janow 06) Nickolas W. Vande Steeg 03) Ulf J. Johansson 07) Börje Ekholm 04) Ronald S. Nersesian 08) Kaigham (Ken) Gabriel
The Board of Directors recommends you vote FOR the following proposals:
2. To hold an advisory vote on approving the compensation for our Named Executive Officers.
3. To ratify the appointment of Ernst & Young LLP as the independent auditor of the Company for the fiscal year ending December 30, 2016.
4. To approve the reincorporation of the Company from California to Delaware
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
- Z64974—P61668 M84832

M84833-P61668-Z64974

TRIMBLE NAVIGATION LIMITED
935 STEWART DRIVE
SUNNYVALE, CA 94085
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M84812-P61668-Z64974
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
TRIMBLE NAVIGATION LIMITED For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees:
01) Steven W. Berglund 05) Mark S. Peek
02) Merit E. Janow 06) Nickolas W. Vande Steeg
03) Ulf J. Johansson 07) Börje Ekholm
04) Ronald S. Nersesian 08) Kaigham (Ken) Gabriel
The Board of Directors recommends you vote FOR the following proposals: For Against Abstain
2. To hold an advisory vote on approving the compensation for our Named Executive Officers.
3. To ratify the appointment of Ernst & Young LLP as the independent auditor of the Company for the fiscal year ending December 30, 2016.
4. To approve the reincorporation of the Company from California to Delaware.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check box unless you want to exercise cumulative voting. Please indicate if you plan to attend this meeting.
Yes No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.
M84813-P61668-Z64974
TRIMBLE NAVIGATION LIMITED
Annual Meeting of Shareholders
May 2, 2016 5:30 PM
This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) Steven W. Berglund, Robert Painter and James Kirkland, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of TRIMBLE NAVIGATION LIMITED that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 5:30 PM, Pacific Time on May 2, 2016, at 945 Stewart Drive, Sunnyvale, California, 94085, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
CUMULATE
(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)
Continued and to be signed on reverse side